Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1

AMENDMENT NO. 1, dated as of June 21, 2023 (this “Amendment”), among KYNDRYL HOLDINGS, INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to the Five-Year Revolving Credit Agreement, dated as of October 18, 2021 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and the Administrative Agent;

WHEREAS, the Borrower has requested to replace the Eurodollar Rate (as defined in the Credit Agreement immediately prior to the effectiveness of this Amendment, the “Existing Eurodollar Rate”) with a benchmark based on Term SOFR for all purposes under the Amended Credit Agreement and the other Loan Documents; and

WHEREAS, pursuant to Section 11.1 of the Credit Agreement, the Borrower and each Lender party hereto wish to make certain amendments to the Credit Agreement as set forth in Section 3 herein.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1.      Definitions. Unless otherwise defined herein, terms used herein (including the preamble and recitals hereto) shall have the meanings given to them in the Amended Credit Agreement.

SECTION 2.      Existing Eurodollar Loans. Notwithstanding anything to the contrary contained in this Amendment or the Amended Credit Agreement, each party hereto agrees that, as of the Amendment No. 1 Effective Date, all Eurodollar Loans (as defined in the Credit Agreement immediately prior to the effectiveness of this Amendment) outstanding on the Amendment No. 1 Effective Date immediately prior to giving effect to this Amendment (the “Existing Eurodollar Loans”) shall continue to bear interest based upon the Existing Eurodollar Rate until the expiration of the current Interest Period applicable to such Existing Eurodollar Loans (at which time the Borrower shall elect to convert any such Existing Eurodollar Loans to Term SOFR Loans or ABR Loans in accordance with Section 2.3 of the Amended Credit Agreement and in an aggregate principal amount of Term SOFR Loans or ABR Loans, as applicable, equal to the aggregate principal amount of the applicable Existing Eurocurrency Loans; provided that, if no such election is made, such Existing Eurodollar Loans shall be converted to ABR Loans at the end of such Interest Period).

SECTION 3.      Amendments to the Credit Agreement. Effective as of the Amendment No. 1 Effective Date (as defined below), the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto.

SECTION 4.      Effectiveness. This Amendment shall become effective as of the date (the “Amendment No. 1 Effective Date”) on which the following conditions have been satisfied:

(a)            The Administrative Agent (or its counsel) shall have received a duly executed and completed counterpart hereof that bears the signature (or written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment) of (i) the Borrower, (ii) the Administrative Agent and (iii) each Lender.

(b)            The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before two days prior to the Amendment No. 1 Effective Date.

(c)            The representations and warranties set forth in clauses (b) and (c) of Section 5 of this Amendment shall be true and correct on and as of the Amendment No. 1 Effective Date and the Administrative Agent shall have received a certificate, dated the Amendment No. 1 Effective Date and signed by or a Responsible Officer of the Borrower, confirming compliance with such condition.

SECTION 5.      Representations and Warranties. The Borrower represents and warrants to the Lenders and the Administrative Agent that as of the Amendment No. 1 Effective Date:

(a)            This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws relating to or affecting creditors’ rights generally and (ii) general principles of equity.

(b)            Each of the representations and warranties made by the Borrower in or pursuant to the Amended Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

(c)            No Default or Event of Default has occurred and is continuing on the date hereof or would occur after giving effect to this Amendment.

SECTION 6.      Effect of this Amendment.

(a)            This Amendment is not intended to be, nor shall it constitute, a novation of the Credit Agreement or any other Loan Document. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other provision of the Amended Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(b)            On and after the Amendment No. 1 Effective Date, each reference in the Amended Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 7.      Reaffirmation. The Borrower hereby confirms and agrees, with respect to each Loan Document, that all of its obligations, liabilities and indebtedness under such Loan Documents shall remain in full force and effect on a continuous basis regardless of the effectiveness of this Amendment. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances. Nothing in this Amendment shall be deemed to be a novation of any obligations under the Amended Credit Agreement or any other Loan Document.

2

SECTION 8.      General.

(a)            GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 11.17 and 11.19 of the Credit Agreement are incorporated herein by reference and shall apply mutatis mutandis.

(b)            Costs and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, including the reasonable fees and disbursements of Simpson Thacher & Bartlett LLP, primary counsel for the Administrative Agent.

(c)            Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by email or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

(d)            Headings. The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[remainder of page intentionally left blank]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

KYNDRYL HOLDINGS, INC.,
as the Borrower

By:	/s/ Joshua A. Gordon
Name: Josh Gordon
Title: Senior Vice President, Tax and Acting Treasurer

[Signature Page to Amendment No. 1 to RCF]

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent and a Lender

By:	/s/ Ryan Zimmerman
Name: Ryan Zimmerman
Title: Executive Director

[Signature Page to Amendment No. 1 to RCF]

BANCO SANTANDER, S.A., NEW YORK BRANCH,
as a Lender

By:	/s/ Andres Barbosa
Name: Andres Barbosa
Title: Managing Director

By:	/s/ Rita Walz-Cuccioli
Name: Rita Walz-Cuccioli
Title: Executive Director

[Signature Page to Amendment No. 1 to RCF]

MUFG BANK, LTD.,
as a Lender

By:	/s/ Lillian Kim
Name: Lillian Kim
Title: Director

[Signature Page to Amendment No. 1 to RCF]

THE TORONTO DOMINION BANK, NEW YORK BRANCH,
as a Lender

By:	/s/ Tim Brogan
Name: Tim Brogan
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to RCF]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Ming K Chu
	Name:	Ming K Chu
	Title:	Director
212-250-5451
ming.k.chu@db.com

By:	/s/ Marko Lukin
	Name:	Marko Lukin
	Title:	Vice President
212-250-7283
marko.lukin@db.com

[Signature Page to Amendment No. 1 to RCF]

MIZUHO BANK, LTD.,
as a Lender

By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Executive Director

[Signature Page to Amendment No. 1 to RCF]

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ Irlen Mak
Name: Irlen Mak
Title: Director

[Signature Page to Amendment No. 1 to RCF]

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Luke Copley
Name: Luke Copley
Title: Director

[Signature Page to Amendment No. 1 to RCF]

UNICREDIT BANK AG, NEW YORK BRANCH,
as a Lender

By:	/s/ Fabio Della Malva
Name: Fabio Della Malva
Title: Managing Director

By:	/s/ Jakub Gazi
Name: Jakub Gazi
Title: Senior Associate

[Signature Page to Amendment No. 1 to RCF]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,
as a Lender

By:	/s/ Brian Crowley
Name: Brian Crowley
Title: Managing Director

By:	/s/ Armen Semizian
Name: Armen Semizian
Title: Executive Director

[Signature Page to Amendment No. 1 to RCF]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ James Haack
Name: James Haack
Title: Director

[Signature Page to Amendment No. 1 to RCF]

BNP PARIBAS,
as a Lender

By:	/s/ Michael A. Kowalczuk
Name: Michael Kowalczuk
Title: Managing Director

By:	/s/ Yudesh Sohan
Name: Yudesh Sohan
Title: Director

[Signature Page to Amendment No. 1 to RCF]

CITIBANK, N.A.,
as a Lender

By:	/s/ Javier Escobar
Name: Javier Escobar
Title: Managing Director & Vice President

[Signature Page to Amendment No. 1 to RCF]

Annex A

Amended Credit Agreement

[See attached.]

~~EXECUTION VERSION~~ANNEX A

$3,150,000,000

FIVE-YEAR REVOLVING CREDIT AGREEMENT

among

KYNDRYL HOLDINGS, INC.

The Several Lenders
from Time to Time Parties Hereto

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

BANCO SANTANDER, S.A., NEW YORK BRANCH, MUFG BANK, LTD. and TD SECURITIES
(USA) LLC,
as Syndication Agents

and

DEUTSCHE BANK SECURITIES INC., MIZUHO BANK, LTD., SUMITOMO MITSUI BANKING
CORPORATION, THE BANK OF NOVA SCOTIA and UNICREDIT BANK AG- NEW YORK

BRANCH,

as Documentation Agents

Dated as of October 18, 2021,

as amended by Amendment No. 1, dated as of June 21, 2023

JPMORGAN CHASE BANK, N.A., BANCO SANTANDER, S.A., NEW YORK BRANCH, MUFG
BANK, LTD. and TD SECURITIES (USA) LLC,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

SECTION 1.	DEFINITIONS	1

1.1	Defined Terms	1

1.2	Other Definitional Provisions	31

1.3	Interest Rates; ~~LIBOR~~Benchmark Notification	32

1.4	Letter of Credit Amounts	33

SECTION 2.	AMOUNT AND TERMS OF REVOLVING CREDIT FACILITIES	33

2.1	Revolving Credit Commitments	33

2.2	Procedure for Revolving Credit Borrowing	~~31~~34

2.3	Conversion and Continuation Options for Loans	34

2.4	Minimum Amounts and Maximum Number of ~~Eurodollar~~Term SOFR and EURIBOR Tranches	~~32~~35

2.5	Letters of Credit	35

2.6	Optional Prepayments of Loans	40

2.7	[Reserved]	~~37~~40

2.8	[Reserved]	~~37~~40

2.9	Repayment of Loans; Evidence of Debt	~~37~~40

2.10	Interest Rates and Payment Dates	41

2.11	Fees	41

2.12	Computation of Interest and Fees	~~39~~42

2.13	Termination or Reduction of Revolving Credit Commitments	42

2.14	Inability to Determine Interest Rate	43

2.15	Pro Rata Treatment and Payments	46

2.16	Illegality	47

2.17	Requirements of Law	~~44~~48

2.18	Taxes	~~46~~50

2.19	Indemnity	53

2.20	Change of Lending Office	53

2.21	Extension of Termination Date	~~50~~54

2.22	Defaulting Lenders	55

2.23	Currency Equivalents	57

SECTION 3.	[Reserved]	~~54~~58

SECTION 4.	REPRESENTATIONS AND WARRANTIES	~~54~~58

4.1	Organization; Powers	~~54~~58

4.2	Authorization	58

4.3	Enforceability	58

4.4	Governmental Approvals	58

4.5	Financial Statements	58

4.6	No Material Adverse Change	~~55~~59

4.7	No Material Litigation, etc.	~~55~~59

4.8	Federal Reserve Regulations	59

4.9	Investment Company Act, etc.	59

- i -

4.10	Tax Returns	59

4.11	No Material Misstatements	~~56~~60

4.12	ERISA	60

4.13	Use of Proceeds	60

4.14	Anti-corruption Laws	60

SECTION 5.	CONDITIONS PRECEDENT	60

5.1	Conditions to Effectiveness	60

5.2	Conditions to Availability of Loans and Letters of Credit	61

5.3	Conditions to Each Credit Event	62

SECTION 6.	AFFIRMATIVE COVENANTS	62

6.1	Existence; Business and Properties	62

6.2	Financial Statements, Reports, etc.	~~59~~63

6.3	Notices	64

6.4	Anti-Corruption Laws	64

SECTION 7.	NEGATIVE COVENANTS	64

7.1	Limitation on Secured Debt	64

7.2	Limitation on Sale and Leaseback Transactions	66

7.3	Mergers, Consolidations and Sales of Assets	~~63~~67

7.4	Non-Guarantor Subsidiary Indebtedness	67

7.5	Margin Regulations	68

7.6	Consolidated Debt to EBITDA Ratio	68

7.7	Anti-Corruption Laws	68

SECTION 8.	EVENTS OF DEFAULT	68

SECTION 9.	THE ADMINISTRATIVE AGENT	~~67~~71

9.1	Appointment	~~67~~71

9.2	Delegation of Duties	71

9.3	Exculpatory Provisions	71

9.4	Reliance by Administrative Agent	71

9.5	Notice of Default	~~68~~71

9.6	Non-Reliance on Administrative Agent and Other Lenders	72

9.7	Indemnification	72

9.8	Administrative Agent in Its Individual Capacity	~~69~~73

9.9	Successor Administrative Agent	73

9.10	Syndication and Documentation Agents	73

9.11	Certain ERISA Matters	73

9.12	Acknowledgements of Lenders and Issuing Banks	~~71~~75

SECTION 10.	[Reserved]	~~72~~76

SECTION 11.	MISCELLANEOUS	~~72~~76

11.1	Amendments and Waivers	~~72~~76

- ii -

11.2	Notices	76

11.3	No Waiver; Cumulative Remedies	77

11.4	Survival of Representations and Warranties	77

11.5	Payment of Expenses	78

11.6	Participations	79

11.7	[Reserved]	79

11.8	Assignments	79

11.9	The Register; Disclosure; Pledges to Federal Reserve Banks	80

11.10	[Reserved]	80

11.11	Replacement of Lenders under Certain Circumstances	81

11.12	Adjustments; Set-off	81

11.13	Counterparts	82

11.14	Severability	~~78~~82

11.15	Integration; Electronic Signatures	82

11.16	GOVERNING LAW	~~79~~83

11.17	Submission To Jurisdiction; Waivers	83

11.18	Acknowledgements	83

11.19	WAIVERS OF JURY TRIAL	~~80~~84

11.20	Confidentiality	~~80~~84

11.21	Binding Effect	84

11.22	Incremental Revolving Credit Commitments	84

11.23	USA PATRIOT Act	85

11.24	No Fiduciary Duty, etc.	85

11.25	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	86

- iii -

SCHEDULES

SCHEDULE 1.1(a)	Revolving Credit Commitments

SCHEDULE 1.1(b)	Letter of Credit Commitment

SCHEDULE 6.2(c)	Compliance Certificate

EXHIBITS

EXHIBIT A	Form of Closing Certificate

EXHIBIT B	Form of Assignment and Assumption

EXHIBIT C	Form of Loan Promissory Note

EXHIBIT D	Form of New Lender Supplement

EXHIBIT E	Form of Incremental Commitment Supplement

EXHIBIT F	Form of U.S. Tax Compliance Certificates

EXHIBIT G	Form of Extension Request

- iv -

FIVE-YEAR REVOLVING CREDIT AGREEMENT, dated as of October 18, 2021, among KYNDRYL HOLDINGS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”), BANCO SANTANDER, S.A., NEW YORK BRANCH, MUFG BANK, LTD. and TD SECURITIES (USA) LLC, as syndication agents (in such capacity, the “Syndication Agents”), and DEUTSCHE BANK SECURITIES INC., MIZUHO BANK, LTD., SUMITOMO MITSUI BANKING CORPORATION, THE BANK OF NOVA SCOTIA and UNICREDIT BANK AG- NEW YORK BRANCH, as documentation agents (in such capacity, the “Documentation Agents”), as amended by Amendment No. 1, dated as of June 21, 2023.

The parties hereto hereby agree as follows:

SECTION 1.      DEFINITIONS

1.1            Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% and (c) the ~~Eurodollar Rate that would be calculated as of~~Adjusted Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or, if such day is not a U.S. Government Securities Business Day, ~~as of~~ the ~~next~~immediately preceding U.S. Government Securities Business Day) ~~in respect of a proposed Eurodollar Loan with a one-month Interest Period~~ plus 1.0%; provided that for the purpose of this definition, the ~~Eurodollar Rate~~Adjusted Term SOFR for any day shall be based on the ~~Screen Rate (or if the Screen Rate is not available for such one month Interest Period, the Interpolated Rate)~~Term SOFR Reference Rate at approximately ~~11:00 a.m. London~~5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). For purposes hereof: “Prime Rate” shall mean the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the NYFRB Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or such ~~Eurodollar Rate~~Adjusted Term SOFR shall be effective on the effective day of such change in the Prime Rate, the NYFRB Rate or such ~~Eurodollar Rate~~Adjusted Term SOFR, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.14 hereof (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“ABR Borrowing”: any Borrowing comprised of ABR Loans.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Act”: as defined in Section 11.23.

“Adjusted Daily Simple RFR”: with respect to any RFR Loan (a) denominated in Sterling, an interest rate per annum equal to ~~(a)~~ the Daily Simple RFR ~~for Sterling, plus (b) 0.0326%.~~and (b) denominated in Dollars, an interest rate per annum equal to the Adjusted Daily Simple SOFR; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Daily Simple SOFR”: an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10%.

“Adjusted Term SOFR”: for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 25% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Aggregate Outstanding Revolving Extensions of Credit”: as to any Lender at any time, the aggregate Dollar Amount of all Loans made by such Lender then outstanding.

“Agreed Currencies”: Dollars and each Alternative Currency.

“Agreement”: this Five-Year Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Alternative Currency”: Sterling, Euros and any additional currencies determined after the Effective Date by mutual agreement of the Borrower, Lenders, Issuing Banks and Administrative Agent; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into Dollars.

“Amendment No. 1”: that certain Amendment No. 1, dated as of the Amendment No. 1 Effective Date, among the Borrower, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date”: June 21, 2023.

“Ancillary Document”: as defined in Section 11.15(b).

“Anti-Corruption Laws”: all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin”: on any date, with respect to (a) any ~~Eurodollar Loan~~Term SOFR Loan (or, solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 2.14, any RFR Loan denominated in Dollars), a rate per annum equal to the applicable margin corresponding to the Status then in effect on such date of determination as set forth below, (b) any EURIBOR Loan, a rate per annum equal to the applicable margin corresponding to the Status then in effect on such date of determination as set forth below, (c) any ABR Loan, a rate per annum equal to the applicable margin corresponding to the Status then in effect on such date of determination as set forth below and (d) any RFR Loan denominated in Sterling, a rate per annum equal to the applicable margin corresponding to the Status then in effect on such date of determination as set forth below.

	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
~~Eurodollar~~Term SOFR Loans / RFR Loans denominated in Dollars Applicable Margin	1.00%	1.125%	1.250%	1.375%	1.625%
EURIBOR Loans Applicable Margin	1.00%	1.125%	1.250%	1.375%	1.625%
RFR Loans denominated in Sterling Applicable Margin	1.00%	1.125%	1.250%	1.375%	1.625%
ABR Applicable Margin	0.00%	0.125%	0.250%	0.375%	0.625%

“Attributable Debt”: as of any date of determination, the present value of the obligation of a lessee for rental payments pursuant to any Sale and Leaseback Transaction (reduced by the amount of the rental obligations of any sublessee of all or part of the same property) during the remaining term of such Sale and Leaseback Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). In the case of any Sale and Leaseback Transaction in which the lease is terminable by the lessee upon the payment of a penalty, such rental payments shall be considered for purposes of this definition to be the lesser of (a) the rental payments to be paid under such Sale and Leaseback Transaction until the first date (after the date of such determination) upon which it may be so terminated plus the then applicable penalty upon such termination and (b) the rental payments required to be paid during the remaining term of such Sale and Leaseback Transaction (assuming such termination provision is not exercised).

“Available Revolving Credit Commitment”: as to any Lender, at any time of determination, an amount equal to such Lender’s Revolving Credit Commitment at such time minus such Lender’s Aggregate Outstanding Revolving Extensions of Credit at such time.

“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.14.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Day”: in respect of any city, any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in that city.

“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, other than via an Undisclosed Administration, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark”: initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) with respect to any ~~Eurocurrency~~Term Benchmark Loan, the Relevant Rate for such currency; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election , as applicable,~~  and its related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) ~~or clause (c)~~ of Section 2.14.

“Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency ~~or in the case of an Other Benchmark Rate Election~~, “Benchmark Replacement” shall mean the alternative set forth in (~~3~~2) below:

~~(1) in the case of any Loan denominated in Dollars, the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

(~~2~~1) in the case of any Loan denominated in Dollars, the ~~sum of: (a)~~Adjusted Daily Simple SOFR; and ~~(b) the related Benchmark Replacement Adjustment;~~

(~~3~~2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable currency at such time in the United States and (b) the related Benchmark Replacement Adjustment~~;~~.

~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Borrower shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice,  on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~

If the Benchmark Replacement as determined pursuant to clause (1)~~,~~ or (2~~) or (3~~) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~

, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by ~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the~~the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time~~;~~ in the United States.

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~

“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement and/or any Term SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, in consultation with the Borrower, that no market practice for the administration of such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date”: with respect to any Benchmark, the earlie~~st~~r to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~;~~ .

~~(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.14(c); or~~

~~(4) in the case of an Early Opt-in Election or Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”: with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (1) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder in accordance with Section 2.14.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower Obligations”: any and all obligations of the Borrower for the payment of money hereunder or in respect hereof, including with respect to any Loan or Letter of Credit, whether absolute or contingent. Without limiting the foregoing, the Borrower Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by the Borrower hereunder and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower.

“Borrowing”: Loans of the same Type made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Date”: any Business Day specified in a notice pursuant to Section 2.2, 2.5 or 2.8 as a date on which the Borrower requests Loans to be made hereunder.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, except that, when used in connection with (i) a ~~Eurodollar~~Term SOFR Loan, “Business Day” shall not include any day ~~on which banks are not open for dealings in Dollar deposits in the London interbank market~~that is not a U.S. Government Securities Business Day, (ii) a EURIBOR Loan, “Business Day” shall not include any day on which is not a TARGET ~~is authorized or required by law to close~~Day and (iii) an RFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, “Business Day” shall not include any ~~such~~ day that is not an RFR Business Day.

“Central Bank Rate”: (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (~~b~~c) any other Alternative Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion, and (ii) ~~0.00%~~ the Floor; plus (B) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment”: for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR for Sterling applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period and (c) any other Alternative Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Euros for a maturity of one month (or, in the event the EURIBOR Screen Rate, as applicable, for deposits in Euros is not available for such maturity of one month, shall be based on the Interpolated EURIBOR Rate as of such time) ~~and (b) any other Alternative Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion; provided that in each case, if such rate shall be less than 0.00%, such rate shall be deemed to be 0.00%.~~.

“Change in Law”: the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.17(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“CME Term SOFR Administrator”: CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Commitment Fee Rate”: with respect to any day, a rate per annum equal to the applicable rate per annum set forth below corresponding to the Status then in effect for such day:

Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
0.100%	0.125%	0.150%	0.175%	0.250%

“Commitment Percentage”: as to any Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of the Loans of all Lenders then outstanding).

“Commitments”: the Revolving Credit Commitments.

“Consolidated EBITDA”: for any period, earnings before income taxes of the Borrower and its consolidated Subsidiaries for such period, excluding gains or losses from the divestiture or sale of a business, plus, to the extent deducted in arriving at earnings before income taxes of the Borrower and its consolidated Subsidiaries for such period, the sum of (i) Consolidated Net Interest Expense, (ii) depreciation expense (net of right of use depreciation expense), (iii) amortization expense, (iv) non-cash charges (provided, that cash payments made in any future period in respect of such non-cash charges, shall be subtracted in calculating Consolidated EBITDA in the period when such payments are made) and (v) non-recurring fees, expenses or charges, including restructuring charges, all as determined on a consolidated basis in accordance with GAAP and, where applicable, determined by reference to the consolidated income statement or statement of cash flows of the Borrower and its consolidated Subsidiaries. In the event the Borrower or any of its Subsidiaries makes any material acquisition (including by way of merger or amalgamation) or disposition (each, for purposes of this definition, a “pro forma event”) of equity interests or other assets subsequent to the commencement of the period for which Consolidated EBITDA is being calculated but prior to an event for which the calculation of Consolidated EBITDA is being made, then the Consolidated EBITDA shall be calculated giving pro forma effect to any such pro forma events as if the same had occurred on the first day of the applicable reference period. For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Borrower, to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable pro forma event; provided that the aggregate amount of any adjustments for operating expense reductions and other operating improvements, synergies or cost savings in connection with any pro forma event shall not exceed 15% of Consolidated EBITDA (calculated prior to giving effect to such adjustments). In respect of any transaction (including the financing and use of proceeds thereof) the permissibility under this Agreement of which is contingent upon compliance with a calculation of Consolidated EBITDA (or a financial ratio based on Consolidated EBITDA) under this Agreement, such calculation may be made, at the option of the Borrower, either (i) at the time of execution of the definitive documentation in connection with such transaction necessitating the calculation of Consolidated EBITDA or (ii) at the completion of such transaction necessitating the calculation of Consolidated EBITDA.

Notwithstanding anything to the contrary herein, it is agreed that for any period that includes the fiscal quarters ended September 30, 2020, December 31, 2020, March 31, 2021, or June 30, 2021, (i) Consolidated EBITDA for the fiscal quarter ended September 30, 2020 shall be deemed to be $638,000,000, (ii) Consolidated EBITDA for the fiscal quarter ended December 31, 2020 shall be deemed to be $734,000,000, (iii) Consolidated EBITDA for the fiscal quarter ended March 31, 2021 shall be deemed to be $312,000,000 and (iv) Consolidated EBITDA for the fiscal quarter ended June 30, 2021 shall be deemed to be $407,000,000.

“Consolidated Net Interest Expense”: for any period, (a) total interest cost of the Borrower and its Subsidiaries for such period minus (b) interest income of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets”: at any date, the total assets of the Borrower and its consolidated Subsidiaries as reflected on the consolidated balance sheet of the Borrower and its Subsidiaries most recently delivered to the Administrative Agent pursuant to Section 4.5, 6.2(a) or 6.2(b), as the case may be. In the event the Borrower or any of its Subsidiaries makes any material acquisition (including by way of merger or amalgamation) or disposition (each, for purposes of this definition, a “pro forma event”) of equity interests or other assets subsequent to the applicable balance sheet date referred to in the foregoing sentence but prior to an event for which the calculation of Consolidated Total Assets is being made, then the Consolidated Total Assets shall be calculated giving pro forma effect to any such pro forma events as if the same had occurred on such balance sheet date. In respect of any transaction (including the financing and use of proceeds thereof) the permissibility under this Agreement of which is contingent upon compliance with a calculation of Consolidated Total Assets (or a financial ratio based on Consolidated Total Assets) under this Agreement, such calculation may be made, at the option of the Borrower, either (i) at the time of execution of the definitive documentation in connection with such transaction necessitating the calculation of Consolidated Total Assets or (ii) at the completion of such transaction necessitating the calculation of Consolidated Total Assets.

“Controlled Person”: any corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower.

“Corresponding Tenor”: with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple RFR”: for any day (an “RFR Interest Day”), an interest rate per annum equal to the greater of (a) SONIA for the day that is five Business Days prior to (A) if such RFR Interest Day is a Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day and (b) 0.00%. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower.

“Daily Simple SOFR”: for any day~~,~~ (a “SOFR~~, with the conventions for this rate (which may include a lookback) being~~ Rate Day”), a rate per annum equal to SOFR for the day that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is a RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is ~~esta~~published by the SOFR Administrat~~ive~~or ~~Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “~~on the SOFR Administrator’s Website. Any change in Daily Simple SOFR~~” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~ due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt”: with respect to any Person, without duplication, all Indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is otherwise responsible or liable (whether by agreement to purchase Indebtedness representing money borrowed of, or to supply funds to or invest funds in, others).

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to the Administrative Agent any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event or a Bail-In Action.

“Dollar Amount”: at any time, (a) if such amount is expressed in dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Dollars” and “$”: dollars in lawful currency of the United States of America.

~~“Early Opt-in Election”: if the then current Benchmark with respect to Dollars is the Eurodollar Rate, the occurrence of:~~

~~(1)            a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2)            the joint election by the Administrative Agent and the Borrower to trigger a fallback from Eurodollar Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.~~

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date”: as defined in Section 5.1.

“Electronic Signature”: an electronic signature, sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“EMU”: Economic and Monetary Union as contemplated by the Treaty.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder, as from time to time in effect.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR Loans”: Loans the rate of interest applicable to which is based upon the EURIBOR Rate.

“EURIBOR Rate”: with respect to any EURIBOR Loan for any Interest Period, the rate per annum equal to (a) the offered rate per annum for Euro deposits for ~~a period equal to one, two, three or six months (as selected by the Borrower) appearing~~the relevant period appearing (before any correction, recalculation or republication by the administrator) on Reuters Page EURIBOR01 (or any successor or substitute page which displays an average determined by the European Money Markets Institute) (a “EURIBOR Screen Rate”) as of 11:00 a.m., Brussels time, two ~~Business~~TARGET Days prior to the beginning of such Interest Period multiplied by (b) the Statutory Reserve Rate; provided, that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Interest Period”) with respect to Euros, then the EURIBOR Rate shall be the Interpolated EURIBOR Rate at such time; provided, further that if the EURIBOR Screen Rate shall be less than ~~zero~~the Floor, such rate shall be deemed to be ~~zero~~the Floor for purposes of this Agreement. “Interpolated EURIBOR Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which that EURIBOR Screen Rate is available in Euros) that is shorter than the Impacted EURIBOR Interest Period and (b) the EURIBOR Screen Rate for the shortest period (for which that EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Interest Period, in each case, at such time; provided, that, if any Interpolated EURIBOR Rate shall be less than ~~zero~~the Floor, such rate shall be deemed to be ~~zero~~the Floor for purposes of this Agreement.

“EURIBOR Tranche”: the collective reference to EURIBOR Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such EURIBOR Loans shall originally have been made on the same day).

“Euro” or “€”: the single currency of Participating Member States introduced in accordance with the provisions of Article 109(1)(4) of the Treaty and, in respect of all payments to be made under this Agreement in Euros, means immediately available, freely transferable funds.

“Euro Funding Office”: the Administrative Agent’s office located at 25 Bank Street, Canary Wharf, London E14 5JP, or such office as may be designated by the Administrative Agent by written notice to the Borrower and the relevant Lenders.

~~“Eurocurrency”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate or the EURIBOR Rate.~~

~~“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.~~

~~“Eurodollar Rate”: with respect to any Eurodollar Loans for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on the LIBOR01 or LIBOR02 page of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the Eurodollar Rate shall be the Interpolated Rate at such time. “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~

~~“Eurodollar Tranche”: the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).~~

“Event of Default”: any of the events specified in Section 8, provided that all requirements for the giving of notice and/or the lapse of time have been satisfied.

“Exchange Rate”: on any particular date, the rate at which Euros may be exchanged into Dollars, as set forth on such date on ICE Data Services as the “ask price” or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services. In the event that such rate does not appear on ICE Data Services (or on any information service which publishes that rate of exchange from time to time in place of ICE Data Services), the “Exchange Rate” with respect to Euros shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such “Exchange Rate” shall instead be the rate that the Administrative Agent determines after using any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Existing Termination Date”: as defined in Section 2.21(c).

“Extension Request”: as defined in Section 2.21(a).

“Extension Request Deadline”: as defined in Section 2.21(b).

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Finance Lease”: with respect to any Person, any lease that is or is required to be accounted for as a finance lease (and, for the avoidance of doubt, not as an operating lease) on the balance sheet of such Person prepared in accordance with GAAP.

“Floor”: the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the ~~Eurodollar Rate~~Adjusted Term SOFR, EURIBOR Rate, ~~or~~ Adjusted Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of ~~Eurodollar Rate~~Adjusted Term SOFR, EURIBOR Rate ~~and~~, Adjusted Daily Simple RFR and the Central Bank Rate shall be 0.00%.

“Funded Debt”: any Debt maturing by its terms more than one year from the date of the issuance thereof, including any Debt renewable or extendible at the option of the obligor to a date later than one year from the date of the original issuance thereof.

“GAAP”: generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any applicable supranational bodies (such as the European Union or the European Central Bank).

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)            interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)            other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)            other agreements or arrangements designed to protect such person against fluctuations in currency exchange rates or commodity prices.

~~“IBA”: as defined in Section 1.3.~~

“Incremental Commitment Supplement”: as defined in Section 11.22(c).

“Indebtedness”: with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services other than indebtedness to trade creditors and service providers incurred in the ordinary course of business, (b) obligations, contingent or otherwise, of such Person in connection with (i) letter of credit facilities or bankers’ acceptance facilities and (ii) interest rate swap agreements, interest rate cap agreements or similar arrangements used by a Person to fix or cap a floating rate of interest to a negotiated maximum rate or amount, or other similar facilities including currency swaps, (c) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person to pay rent or other amounts under a Finance Lease, (f) all indebtedness referred to in clause (a), (b), (c), (d) or (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (g) all Indebtedness of others guaranteed by such Person. For purposes of this Agreement, the amount of any Indebtedness referred to in clause (b)(ii) of the preceding sentence shall be the amounts, including any termination payments, required to be paid to a counterparty rather than any notional amount with regard to which payments may be calculated. For purposes of this Agreement, Indebtedness shall not include any indebtedness or other obligations issued by any Person (or by a trust or other entity established by such Person or any of its affiliates) which constitute Non-recourse Obligations or which are primarily serviced by the cash flows of a discrete pool of receivables, leases or other financial assets which have been sold or transferred by the Borrower or any Subsidiary in securitization transactions (“Securitization Transactions”) which, in accordance with GAAP, are accounted for as sales for financial reporting purposes. The definitions of Debt and Indebtedness in this Section 1.1 shall be independent in construction, interpretation and application.

“Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the Termination Date, (b) as to any ~~Eurodollar~~Term SOFR Loan or EURIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any ~~Eurodollar~~Term SOFR Loan or EURIBOR Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Termination Date.

“Interest Period”: with respect to any ~~Eurodollar~~Term SOFR Loan or EURIBOR Loan:

(a)  initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such ~~Eurodollar~~Term SOFR Loan or EURIBOR Loan and ending one, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(b)  thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such ~~Eurodollar~~Term SOFR Loan or EURIBOR Loan and ending one, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)  if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)  any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; ~~and~~

(iii)  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month~~.~~; and

~~“ISDA Definitions”: the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

(iv)  no tenor that has been removed from this definition pursuant to Section 2.14(f) shall be available for specification.

“Issuing Bank”: JPMorgan Chase Bank, N.A., MUFG Bank, Ltd. and The Toronto Dominion Bank, New York Branch and any other Lender reasonably acceptable to the Administrative Agent and the Borrower that agrees to act as an Issuing Bank (in each case, through itself or through one of its designated affiliates or branch offices), each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.5(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto. Unless the context otherwise requires, the term “Lenders” as used herein shall include the Issuing Banks.

“Joint ~~Lead Arrangers~~Bookrunners”: JPMorgan Chase Bank, N.A., Banco Santander, S.A., New York Branch, MUFG Bank, Ltd. and TD Securities (USA) LLC, as Joint ~~Lead Arrangers~~Bookrunners pursuant to this Agreement.

“Joint Lead ~~Bookrunners~~Arrangers”: JPMorgan Chase Bank, N.A., Banco Santander, S.A., New York Branch, MUFG Bank, Ltd. and TD Securities (USA) LLC, as Joint ~~Bookrunners~~Lead Arrangers pursuant to this Agreement.

“LC Disbursement”: a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure”: at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Commitment Percentage of the LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lender Parent”: with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender Parties”: the Administrative Agent, the Syndication Agents, the Documentation Agents, the Issuing Banks and the Lenders, and any affiliate of any of the foregoing.

“Letter of Credit”: any letter of credit issued pursuant to this Agreement. A Letter of Credit may be issued in Dollars or in any Alternative Currency.

“Letter of Credit Agreement” as defined in Section 2.5(b).

“Letter of Credit Commitment”: with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 1.1B, or if an Issuing Bank has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Effective Date, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the Borrower, and notified to the Administrative Agent; provided that the aggregate amount of Letter of Credit Commitments shall not exceed $300,000,000.

“Level I Status”: exists at any date if, at such date, the Borrower has a long-term senior unsecured debt rating of A- or better by S&P or A3 or better by Moody’s.

“Level II Status”: exists at any date if, at such date, Level I Status does not exist and the Borrower has a long-term senior unsecured debt rating of BBB+ or better by S&P or Baa1 or better by Moody’s.

“Level III Status”: exists at any date if, at such date, neither Level I Status nor Level II Status exists and the Borrower has a long-term senior unsecured debt rating of BBB or better by S&P or Baa2 or better by Moody’s.

“Level IV Status”: exists at any date if, at such date, neither Level I Status, Level II Status nor Level III Status exists and the Borrower has a long-term senior unsecured debt rating of BBB- or better by S&P or Baa3 or better by Moody’s.

“Level V Status”: exists at any date if, at such date, none of Level I Status, Level II Status, Level III Status or Level IV Status exists.

“Lien”: with respect to any asset, any mortgage, pledge, security interest, lien, charge or other encumbrance whatsoever.

“Loan”: as defined in Section 2.1.

“Loan Document”: this Agreement, any agreement between the Borrower and any Issuing Bank regarding such Issuing Bank’s Letter of Credit Commitment, each promissory note executed and delivered by the Borrower under Section 11.9(c) (if any) and any agreement between the Borrower and the Administrative Agent and/or any Lender or Issuing Bank entered into in connection herewith that is designated by the Borrower and such Person as a “Loan Document”. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto.

“Margin Stock”: as defined under Regulation U.

“Material Adverse Effect”: a material adverse effect on (a) the financial condition of the Borrower and its Subsidiaries taken as a whole, (b) [reserved], or (c) the validity or enforceability of this Agreement or the rights or remedies of the Administrative Agent and the Lenders hereunder.

“Moody’s”: Moody’s Investors Services, Inc. and its successors.

“New Lender”: as defined in Section 11.22(b).

“New Lender Supplement”: as defined in Section 11.22(b).

“New York Funding Office”: the Administrative Agent’s office located at 383 Madison Avenue, 27th Floor, New York, NY 10179, or such office as may be designated by the Administrative Agent by written notice to the Borrower and the relevant Lenders.

“Non-Excluded Taxes”: as defined in Section 2.18(a).

“Non-Extending Lender”: as defined in Section 2.21(b).

“Non-Guarantor Subsidiary”: any Subsidiary that does not guarantee the Borrower Obligations.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1)(A) the acquisition of assets not previously owned by the Borrower or any Subsidiary, or (B) the financing of a project involving the development or expansion of properties of the Borrower or any Subsidiary, in each case, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Borrower or any Subsidiary or any Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof) or (2) a receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables or the proceeds thereof).

“NYFRB”: the Federal Reserve Bank of New York.

“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate (which if less than zero shall be deemed zero) in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero.

~~“Other Benchmark Rate Election”: with respect to any Loan denominated in Dollars, if the then-current Benchmark is the Eurodollar Rate, the occurrence of:~~

~~(a) a request by the Borrower to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Borrower, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and~~

~~(b) the Administrative Agent, in its sole discretion, and the Borrower jointly elect to trigger a fallback from the Eurodollar Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.~~

“Other Connection Taxes”: with respect to the Administrative Agent, any Lender or any Transferee, taxes imposed as a result of a present or former connection between the Administrative Agent, such Lender or such Transferee, and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, such Lender or such Transferee having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, this Agreement, or sold or assigned an interest in any Loan, Letter of Credit or this Agreement).

“Other Taxes”: all present or future stamp, court, or documentary, intangible, recording, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment request by the Borrower under Section 11.11).

“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight ~~eurocurrency borrowings~~eurodollar transactions denominated in Dollars by U.S. managed banking offices of depository institutions (as such composite rate shall be determined by the Federal Reserve Bank of New York as set forth on its public website from time to time) and published on the next succeeding business day by the Federal Reserve Bank of New York as an overnight bank funding rate (from and after such date as the Federal Reserve Bank of New York shall commence to publish such composite rate).

“Participant”: as defined in Section 11.6.

“Participating Member States”: each state so described in any EMU legislation.

“Payment”: as defined in Section 9.12.

“Payment Notice”: as defined in Section 9.12.

“Permitted Liens” means:

(1)            Liens securing Hedging Obligations designed to protect the Borrower or any Subsidiary from fluctuations in interest rates, currencies, equities or the price of commodities and not for speculative purposes;

(2)            Liens in favor of customs and revenue authorities or financial institutions in respect of customs duties in connection with the importation of goods;

(3)            Liens arising by reason of deposits necessary to qualify the Borrower or any Subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law, including Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits;

(4)            Liens of any landlord on fixtures located on premises leased by the Borrower or a Subsidiary, and tenants’ rights under leases, easements and similar Liens not materially impairing the use or value of the property involved or materially interfering with the ordinary conduct of business of the Borrower or any Subsidiary;

(5)            easements, zoning restrictions, building restrictions, rights-of-way and similar encumbrances or charges on real property imposed by law or arising in the ordinary course of business that are of a nature generally existing with respect to properties of a similar character and that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(6)            Liens in connection with bankers’ acceptance financing or used in the ordinary course of trade practices, statutory lessor and vendor privilege Liens and Liens in connection with good faith bids, tenders and deposits;

(7)            Liens arising under consignment or similar arrangements for the sale of goods;

(8)            Liens incurred or pledges or deposits made under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or deposits to secure the Borrower’s or any Subsidiary’s public or statutory obligations, or deposits for the payment of rent, in each case, in the ordinary course of business;

(9)            judgment Liens not giving rise to a Default or Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(10)            Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of banker’s acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(11)            Liens securing reimbursement obligations with respect to letters of credit in the ordinary course of business that encumber cash, documents and other property relating to such letters of credit and proceeds thereof;

(12)            Liens in favor of the Borrower or any of its Subsidiaries;

(13)            customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture; provided that the Debt under such indenture is otherwise permitted hereunder; and

(14)            Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements pending the release thereof in connection with any acquisition permitted hereunder (or any related incurrence of Indebtedness), or on amounts on deposit with a trustee under any indenture pursuant to customary discharge, redemption or defeasance provisions.

“Person”: an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan Asset Regulations”: 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchasing Lender”: as defined in Section 11.8(a).

“Reference Time”: with respect to any setting of the then-current Benchmark, (1) if such Benchmark is the ~~Eurodollar Rate, 11:00 a.m., London~~Adjusted Term SOFR, 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m., Brussels time, two ~~Business~~TARGET Days preceding the date of such setting, (3) if the RFR for such Benchmark is SONIA, then four Business Days prior to such setting, and (4) if such Benchmark is none of the ~~Eurodollar Rate~~Adjusted Term SOFR, the EURIBOR Rate or SONIA, the time determined by the Administrative Agent in its reasonable discretion.

“Register”: as defined in Section 11.9(a).

“Registration Statement”: as defined in Section 5.2.

“Regulation D”: Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T”: Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U”: Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X”: Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Relevant Governmental Body”: (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate”: (i) with respect to any ~~Eurocurrency~~Term Benchmark Loan denominated in Dollars, the ~~Eurodollar Rate~~Adjusted Term SOFR, (ii) with respect to any ~~Eurocurrency~~Term Benchmark Loan denominated in Euros, the EURIBOR Rate and (iii) with respect to any RFR Borrowing denominated in Sterling, the applicable Adjusted Daily Simple RFR for Sterling.

“Required Lenders”: at any date, the holders of more than 50% of the aggregate Revolving Credit Commitments, or, if the Revolving Credit Commitments have been terminated or for the purposes of determining whether to accelerate the Loans pursuant to Section 8, of the aggregate unpaid principal amount of the Revolving Credit Exposure.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Reset Date”: as defined in Section 2.23(a).

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: in the case of the Borrower, the Chief Executive Officer, the Chief Financial Officer, the Corporate Treasurer or Treasurer and any Assistant Treasurer, the Controller and any Assistant Controller, the General Counsel, the Secretary and any Assistant Secretary, and any Senior Vice President or Vice President.

“Restricted Securities”: any capital stock or Indebtedness of any Subsidiary.

“Revaluation Date”: (a) with respect to any Loan denominated in any Alternative Currency, each of the following: (i) the date of the Borrowing of such Loan ~~and~~, (ii) with respect to any ~~Eurodollar~~Term SOFR Loan or EURIBOR Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (iii) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolving Availability Date”: as defined in Section 5.2.

“Revolving Credit Borrowing Share”: for any borrowing of Loans, with respect to any Lender, an amount equal to such Lender’s Adjusted Revolving Credit Commitment Percentage of the amount of such borrowing. As used in this definition, “Adjusted Revolving Credit Commitment Percentage” means, as to any Lender, at any time of determination, the percentage which such Lender’s Available Revolving Credit Commitment then constitutes of the aggregate Available Revolving Credit Commitments of all Lenders at such time.

“Revolving Credit Commitment”: as to any Lender, the obligation of such Lender to make Loans to the Borrower hereunder in an aggregate Dollar Amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1, as such amount may be changed from time to time in accordance with the provisions of this Agreement; provided, that at no time shall the Revolving Credit Exposure of any Lender exceed its Commitment.

“Revolving Credit Commitment Period”: the period from and including the Revolving Availability Date to but not including the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

“Revolving Credit Exposure”: with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s ~~Revolving~~ Loans and its LC Exposure at such time.

“RFR”: for any RFR Loan denominated in (a) Sterling, SONIA and (b) Dollars, Daily Simple SOFR.

“RFR Borrowing”: any Borrowing comprised of RFR Loans.

“RFR Administrator”: the SONIA Administrator or the SOFR Administrator.

“RFR Business Day”: for any Loan denominated (a) in Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Dollars, a U.S. Government Securities Business Day.

“RFR Loan”: a Loan that bears interest at a rate based on Adjusted Daily Simple RFR.

“S&P”: Standard & Poor’s Financial Services LLC and its successors.

“Sale and Leaseback Transaction”: any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary, of any property or asset (whether such on any property or asset is now owned or hereafter acquired) that has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person, other than (a) temporary leases for a term, including renewals at the option of the lessee, of not more than three years; (b) leases between the Borrower and a Subsidiary or between Subsidiaries; and (c) leases of property or assets of the Borrower or a Subsidiary executed by the time of, or within 180 days after the latest of, the acquisition, the completion of construction or improvement (including any improvements on property which will result in such property becoming property or assets of the Borrower or a Subsidiary), or the commencement of commercial operation of such property or assets of the Borrower or a Subsidiary.

“Sanctioned Country”: at any time, a country, region or territory that is itself or whose government is the subject or target of any Sanctions (~~currently, Crimea,~~at the time of Amendment No. 1, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state or ~~her~~His Majesty’s Treasury of the United Kingdom, (b) any Person, organized or resident in a Sanctioned Country, or (c) any Person 50% or more owned or controlled (to the knowledge of the Borrower) by any such Person or Persons.

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or ~~Her~~His Majesty’s Treasury of the United Kingdom.

“SEC”: the Securities and Exchange Commission and any successor agency.

“Secured Debt”: (a) Debt of the Borrower or a Subsidiary, which is secured by any Lien other than a Permitted Lien upon any on any property, assets or Restricted Securities and (b) Indebtedness of the Borrower or a Subsidiary in respect of any conditional sale or other title retention agreement covering property or assets of the Borrower or a Subsidiary or Restricted Securities; but “Secured Debt” shall not include any of the following:

(i)            [reserved];

(ii)            Debt of the Borrower or a Subsidiary secured by (A) purchase money Liens upon property or assets of the Borrower or a Subsidiary or Restricted Securities, or (B) Liens placed on property or assets of the Borrower or a Subsidiary, during construction or improvement thereof (including any improvements on property which resulted or will result in such property becoming property or assets of the Borrower or a Subsidiary) or placed thereon within 180 days after the later of acquisition, completion of construction or improvement or the commencement of commercial operation of such property or assets of the Borrower or a Subsidiary or improvement, or placed on Restricted Securities, or (C) conditional sale agreements or other title retention agreements with respect to any property or assets of the Borrower or a Subsidiary or Restricted Securities, if (in each case referred to in this subparagraph (ii)) (x) such Lien or agreement secures all or any part of the Debt incurred for the purpose of financing all or any part of the purchase price or cost of construction of such property or assets of the Borrower or a Subsidiary or improvement or Restricted Securities and (y) such Lien or agreement does not extend to any property or assets of the Borrower or a Subsidiary or Restricted Securities other than the property or assets of the Borrower or a Subsidiary or Restricted Securities so acquired or the property or assets of the Borrower or a Subsidiary, or portion thereof, on which the property so constructed, or such improvement, is located; provided, however, that the amount by which the aggregate principal amount of Debt secured by any such Lien or agreement exceeds the cost to the Borrower or such Subsidiary of the related acquisition, construction or improvement shall be considered to be “Secured Debt”;

(iii)            Debt of the Borrower or a Subsidiary secured by Liens on property or assets of the Borrower or a Subsidiary or Restricted Securities, which Liens exist at the time of acquisition (by any manner whatsoever) of such property or assets of the Borrower or a Subsidiary or Restricted Securities by the Borrower or a Subsidiary;

(iv)            Debt of ~~Restricted~~ Subsidiaries owing to the Borrower or any other Subsidiary or Debt of the Borrower owing to any Subsidiary;

(v)            in the case of any corporation which becomes (by any manner whatsoever), as the case may be, a Subsidiary after the Effective Date, Debt secured by Liens upon, or conditional sale agreements or other title retention agreements with respect to, its property which constitutes property or assets of the Borrower or a Subsidiary or Restricted Securities, which Liens shall have existed or exist, as the case may be, at the time such corporation shall have become or becomes, as the case may be, a Subsidiary;

(vi)            guarantees by the Borrower of Secured Debt and Attributable Debt of any ~~Restricted~~ Subsidiaries and guarantees by a Subsidiary of Secured Debt and Attributable Debt of the Borrower and any other ~~Restricted~~ Subsidiaries;

(vii)            Debt arising from any Sale and Leaseback Transaction;

(viii)            Debt secured by Liens on property of the Borrower or a Subsidiary in favor of the United States of America, any state, ~~T~~territory or possession thereof, or the District of Columbia, or any department, agency or instrumentality or political subdivision of the United States of America or any state, ~~T~~territory or possession thereof, or the District of Columbia, or in favor of any other country or any political subdivision thereof, if such Debt was incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens; provided, however, that the amount by which the aggregate principal amount of Debt secured by any such Lien exceeds the cost to the Borrower or such Subsidiary of the related acquisition or construction shall be considered to be “Secured Debt”; and

(ix)            the replacement, extension or renewal (or successive replacements, extensions or renewals) of any Debt (in whole or in part) excluded from the definition of “Secured Debt” by subparagraphs (i) through (viii) above; provided, however, that no Lien securing, or conditional sale or title retention agreement with respect to, such Debt shall extend to or cover any property or assets of the Borrower or a Subsidiary or any Restricted Securities, other than such property which secured the Debt so replaced, extended or renewed (plus improvements on or to any such property or assets of the Borrower or a Subsidiary); provided, further, however, that to the extent that such replacement, extension or renewal increased or increases the principal amount of Debt secured by such Lien or was or is in a principal amount in excess of the principal amount of Debt excluded from the definition of “Secured Debt” by subparagraphs (i) through (viii) above, the amount of such increase or excess shall be considered to be “Secured Debt”.

In no event shall the foregoing provisions be interpreted to mean or their operation to cause the same Debt to be included more than once in the calculation of “Secured Debt” as that term is used herein.

“Securitization Transactions”: as defined in the definition of Indebtedness.

“Significant Subsidiary”: any Subsidiary of the Borrower that would be a “significant subsidiary” within the meaning of Rule 1-02 of the SEC’s Regulation S-X.

“SOFR”: ~~with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.

“SOFR Administrator”: the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day”: the meaning specified in the definition of “Daily Simple SOFR”.

“SONIA”: with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator”: the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website”: the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Status”: as to the Borrower, the existence of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status, as the case may be.

“Statutory Reserve Rate”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£”: the lawful currency of the United Kingdom.

“Subsidiary”: (a) any corporation of which the Borrower owns or controls more than 50% of the outstanding Voting Stock or (b) any such corporation of which such percentage of shares of outstanding Voting Stock shall at the time be owned or controlled by the Borrower or one or more Subsidiaries as defined in clause (a) or by one or more such Subsidiaries.

“Support Obligation” means, with respect to any Person and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Support Obligation shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) a contractual commitment by one Person to invest in another Person for so long as such investment is permitted under this Agreement.

“T2”: the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 (or, if such system ceases to be operative, such other system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

~~“TARGET”: the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.~~

“taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including interest, additions to tax or penalties applicable thereto.

“Term Benchmark”: Loans the rate of interest applicable to which is based upon the Adjusted Term SOFR or the EURIBOR Rate.

“Term SOFR”: with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Determination Day”: the meaning assigned to it under the definition of “Term SOFR Reference Rate”.

“Term SOFR Loans”: ~~for~~ Loans the rate of interest applicable ~~Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body~~to which is based upon the Adjusted Term SOFR.

~~“Term SOFR Notice”: a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~

“Term SOFR Reference Rate”: for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Term SOFR ~~Transition Event”: the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR.~~Tranche”: the collective reference to Term SOFR Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Term SOFR Loans shall originally have been made on the same day).

“Termination Date”: October 16, 2026, as such date may be extended in accordance with Section 2.21 (or if such date is not a Business Day, the Business Day immediately prior thereto).

“Transactions”: as defined in Section 4.2.

“Transferee”: as defined in Section 11.9.

“Treaty”: the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1987, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993), the Amsterdam Treaty (which was signed at Amsterdam on October 2, 1997 and came into force on May 1, 1999) and the Nice Treaty (which was signed on February 26, 2001), each as may be further amended, supplemented or otherwise modified from time to time and as referred to in legislative measures of the European Union for the introduction of, changeover to or operating of the Euro in one or more member states.

“Type”: as to any Loan, its nature as an ABR Loan, EURIBOR Loan, RFR Loan or a ~~Eurodollar~~Term SOFR Loan.

“UK Financial Institutions”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration”: in relation to a Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person”: a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Voting Stock”: with respect to any Person, outstanding capital stock of such Person ordinarily (and apart from rights exercisable upon the occurrence of any contingency) having the power to vote in the election of directors of such Person.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-in Legislation Schedule to cancel, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations, of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2            Other Definitional Provisions.

(a)            Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any instrument, certificate or other document made or delivered pursuant hereto.

(b)            As used herein and in any instrument, certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment of any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment of any provision hereof for such purpose), regardless of whether such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be applied on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(c)            The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)            The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)            Notwithstanding anything to the contrary herein, in no event shall any Lender be required to fund a Loan hereunder to the extent such funding would cause the aggregate outstanding Dollar Amount of Loans to exceed such Lender’s Revolving Credit Commitment.

1.3            Interest Rates; ~~LIBOR~~Benchmark Notification. The interest rate on a Loan denominated in Dollars or ~~Euros~~an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. ~~Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that, immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR.~~ Upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election,~~ Section 2.14(b) ~~and (c)~~ provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Borrower, pursuant to Section 2.14(e), of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the Daily Simple RFR, London interbank offered rate or other rates in the definition of “Eurodollar Rate” (or “EURIBOR Rate”)~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including, without limitation, any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d)),~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~Daily Simple RFR, the Eurodollar Rate (or the EURIBOR Rate)~~existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.4            Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Amount of the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Amount of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

SECTION 2.      AMOUNT AND TERMS OF REVOLVING CREDIT FACILITIES

2.1            Revolving Credit Commitments. (a)  Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in Dollars or in one or more Alternative Currencies (“Loans”) to the Borrower from time to time during the Revolving Credit Commitment Period. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event may Loans be borrowed under this Section 2 if, after giving effect thereto, (i) the aggregate Dollar Amount of the Loans then outstanding would exceed the aggregate Revolving Credit Commitments then in effect or (ii) the aggregate Dollar Amount of any Lender’s Revolving Credit Exposure would exceed such Lender’s Revolving Credit Commitment (in each case, with respect to any Loans denominated in Alternative Currencies, based on the Dollar Amount thereof).

(b)            The Loans (x) denominated in Dollars may from time to time be (i) ~~Eurodollar Loans~~Term SOFR Loans (or, solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 2.14, RFR Loans), (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.3, (y) denominated in Euros shall be EURIBOR Loans; provided that no Loan shall be made as a ~~Eurodollar~~Term SOFR Loan or EURIBOR Loan after the day that is one month prior to the Termination Date and (z) denominated in Sterling shall be RFR Loans.

2.2            Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 11:00 a.m., New York City time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially ~~Eurodollar~~Term SOFR Loans, (b) 11:00 a.m., New York City time, on the requested Borrowing Date if the requested Loans are to be initially ABR Loans (provided that any such notice of an borrowing of ABR Loans to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing), (c) 11:00 a.m., London time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially EURIBOR Loans ~~or~~, (d) 11:00 a.m. London time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially RFR Loans denominated in Sterling or (e) solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 2.14, 11:00 a.m., New York City time, five Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially RFR Loans denominated in Dollars), specifying (i) the Agreed Currency and the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of ~~Eurodollar~~Term SOFR Loans, EURIBOR Loans, ABR Loans, RFR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of ~~Eurodollar~~Term SOFR Loans or EURIBOR Loans, the respective amounts of each such Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in a minimum aggregate principal amount of the lesser of (i) $50,000,000 or a whole multiple of $5,000,000 in excess thereof (or €50,000,000 or a whole multiple of €5,000,000 in excess thereof in the case of EURIBOR Loans and £50,000,000 or a whole multiple of £5,000,000 in excess thereof in the case of RFR Loans) and (ii) the aggregate amount of the then Available Revolving Credit Commitments; provided that a borrowing of an ABR Loan may be in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender of the aggregate amount of such borrowing and of the amount of such Lender’s Revolving Credit Borrowing Share (if any) thereof. Each Lender will make the amount of its Revolving Credit Borrowing Share of each such borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 11.2 prior to 2:00 p.m., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent; provided that ABR  Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

2.3            Conversion and Continuation Options for Loans. (a)  The Borrower may elect from time to time to convert ~~Eurodollar~~Term SOFR Loans to ABR Loans, by giving the Administrative Agent at least one Business Day’s prior irrevocable notice of such election; provided that if any such conversion of ~~Eurodollar~~Term SOFR Loans is made other than on the last day of an Interest Period with respect thereto, the Borrower shall pay any amounts due to the Lenders pursuant to Section 2.19 as a result of such conversion. The Borrower may elect from time to time to convert ABR Loans to ~~Eurodollar~~Term SOFR Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election. Any such notice of conversion to ~~Eurodollar~~Term SOFR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding ~~Eurodollar~~Term SOFR Loans or ABR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a ~~Eurodollar~~Term SOFR Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, Section 2.4 shall not have been contravened and (iii) no Loan may be converted into a ~~Eurodollar~~Term SOFR Loan after the date that is one month prior to the Termination Date.

(b)            Any ~~Eurodollar~~Term SOFR Loans or EURIBOR Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving at least three Business Days’ prior irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that, except as set forth in clause (y) of the further proviso below in this paragraph, no ~~Eurodollar~~Term SOFR Loan or EURIBOR Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion that such a continuation is not appropriate, (ii) if, after giving effect thereto, Section 2.4 would be contravened or (iii) after the date that is one month prior to the Termination Date and provided, further, that if the Borrower shall fail to give any required notice as described above in this Section 2.3 or if such continuation is not permitted pursuant to the preceding proviso such (x) ~~Eurodollar~~Term SOFR Loans shall automatically be converted to ABR Loans on the last day of such then expiring Interest Period and (y) EURIBOR Loans shall be continued as EURIBOR Loans with an Interest Period of one month.

2.4            Minimum Amounts and Maximum Number of ~~Eurodollar~~Term SOFR and EURIBOR Tranches. All borrowings, optional prepayments, conversions and continuations of ~~Eurodollar~~Term SOFR Loans and EURIBOR Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the ~~Eurodollar~~Term SOFR Loans or EURIBOR Loans comprising each ~~Eurodollar~~Term SOFR Tranche or EURIBOR Tranche, respectively, shall be equal to $50,000,000 or a whole multiple of $5,000,000 in excess thereof (or €50,000,000 or a whole multiple of €5,000,000 in excess thereof in the case of EURIBOR Loans) and (b) there shall be no more than 20 ~~Eurodollar~~Term SOFR Tranches or 20 EURIBOR Tranches outstanding at any one time.

2.5            Letters of Credit.

(a)            General. Subject to the terms and conditions set forth herein, the Borrower may request any Issuing Bank to issue Letters of Credit denominated in any Agreed Currency as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to such Issuing Bank, at any time and from time to time during the Revolving Credit Commitment Period.

(b)            Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the respective Issuing Bank) to an Issuing Bank selected by it and to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension, but in any event no less than three Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the respective Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed its Letter of Credit Commitment, (ii) the LC Exposure shall not exceed the total Letter of Credit Commitments and (iii) no Lender’s Revolving Credit Exposure shall exceed its Revolving Credit Commitment. The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iii) above shall not be satisfied.

An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

(i)            any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it; or

(ii)            the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

(c)            Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, one year after such extension) and (ii) the date that is five Business Days prior to the Termination Date.

(d)            Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the respective Issuing Bank, such Lender’s Commitment Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason, including after the Termination Date. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

(e)            Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that (x) if such LC Disbursement is denominated in Dollars, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.2 that such payment be financed with an ABR  Loan in an equivalent amount or (y) if such LC Disbursement is denominated in an Alternative Currency, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.2 that such payment be converted into an equivalent amount of an ABR Loan denominated in Dollars in an amount equal to the Dollar Amount of such Alternative Currency, and, in each case, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Commitment Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Commitment Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.2 with respect to Loans made by such Lender (and Section 2.2 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)            Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein,(ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit,(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their respective Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)            Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment if such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)            Interim Interest. If the Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full in the applicable currency on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to ABR  Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.10(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank for such LC Disbursement shall be for the account of such Lender to the extent of such payment.

(i)            Replacement and Resignation of an Issuing Bank. (i) An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

(iii)            Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.5(i)(i) above.

(j)            Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account or accounts with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “Collateral Account”), an amount in cash equal to 103% of the LC Exposure in the applicable currencies as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in paragraph (f) or (g) of Section 8. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. In addition, and without limiting the foregoing or paragraph (c) of this Section, if any LC Exposure remain outstanding after the expiration date specified in said paragraph (c), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to 103% of such LC Exposure as of such date plus any accrued and unpaid interest thereon.

The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Borrower Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(k)            Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit.  The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.6            Optional Prepayments of Loans. The Borrower may at any time and from time to time prepay the Loans (subject, in the case of ~~Eurodollar~~Term SOFR Loans and EURIBOR Loans to compliance with the terms of Sections 2.4 and 2.19), in whole or in part, without premium or penalty, upon at least one Business Day’s irrevocable notice to the Administrative Agent (or with respect to prepayments of RFR Loans denominated in Sterling, at least five Business Days’ irrevocable notice), specifying the date and amount of prepayment and whether the prepayment is of ~~Eurodollar~~Term SOFR Loans (including the ~~Eurodollar~~Term SOFR Tranche(s) to which such prepayment is to be applied), EURIBOR Loans (including the EURIBOR Tranche(s) to which such prepayment is to be applied), RFR Loans, ABR Loans or a combination thereof, and, if a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $50,000,000 or a whole multiple of $5,000,000 in excess thereof (or €50,000,000 or a whole multiple of €5,000,000 in excess thereof in the case of EURIBOR Loans and £50,000,000 or a whole multiple of £5,000,000 in excess thereof in the case of RFR Loans denominated in Sterling), or, if less, the remaining outstanding principal amount thereof.

2.7            [Reserved].

2.8            [Reserved].

2.9            Repayment of Loans; Evidence of Debt. (a)  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the relevant Lenders on the Termination Date (or such earlier date as the Loans become due and payable pursuant to Section 2.6 or Section 8), the unpaid principal amount of each Loan made to it by each such Lender. The Borrower hereby further agrees to pay interest in immediately available funds at the office of the Administrative Agent on the unpaid principal amount of the Loans from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.10.

(b)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(c)            The Administrative Agent shall maintain the Register pursuant to Section 11.9(a), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period or maturity date (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d)            The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.9 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

2.10            Interest Rates and Payment Dates. (a)  Each ~~Eurodollar~~Term SOFR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the ~~Eurodollar Rate~~Adjusted Term SOFR determined for such Interest Period plus the Applicable Margin. Interest in respect of ~~Eurodollar~~Term SOFR Loans shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

(b)            Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c)            Each RFR Loan shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Margin.

(d)            Each EURIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the EURIBOR Rate determined for such Interest Period plus the Applicable Margin. Interest in respect of EURIBOR Loans shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

(e)            If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is in the case of overdue principal (except as otherwise provided in clause (y) below), the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.10 plus 2%, in each case from the date of such non-payment to (but excluding) the date on which such amount is paid in full (as well after as before judgment).

(f)            Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.10(e) shall be payable from time to time on demand.

2.11            Fees. (a)  The Borrower shall pay to the Administrative Agent, for the account of each Lender, a commitment fee for each day from and including the date that is 30 days following the Effective Date, to but not including the Termination Date. Commitment fee amounts accrued through and including the last day of each March, June, September and December shall be due and payable on the 15th Business Day following such last day and on the Termination Date and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the aggregate amount of the Available Revolving Credit Commitments in effect on such day. For the avoidance of doubt, for purposes of calculating the amount of the commitment fee payable pursuant to this Section 2.11, Revolving Credit Commitments shall deemed to be outstanding regardless of whether the Revolving Availability Date has occurred.

(b)            The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue on the Dollar Amount of the daily maximum stated amount then available to be drawn under such Letter of Credit at the same Applicable ~~Rate~~Margin used to determine the interest rate applicable to EURIBOR Loans and ~~Eurodollar~~Term SOFR Loans, during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on the Dollar Amount of the daily maximum stated amount then available to be drawn under such Letter of Credit, during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit and other processing fees, and other standard costs and charges, of such Issuing Bank relating the Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the 15th Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)            The Borrower shall pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates previously agreed to in writing by the Borrower.

2.12            Computation of Interest and Fees. (a)  Commitment fees shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest computed by reference to the ~~Eurdollar Rate or~~Term SOFR, the EURIBOR Rate, the Daily Simple SOFR or ABR (other than when ABR is based on the Prime Rate) hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Daily Simple RFR for Sterling or ABR at times when ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination.

(b)            Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

2.13            Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days’ irrevocable notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that a notice of termination of the Revolving Credit Commitments delivered by the Borrower may state that such notice is conditioned upon the occurrence of any stated event, including the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified termination date) if such condition is not satisfied; provided further that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any repayments of the Loans made on the effective date thereof, (a) the aggregate Dollar Amount of the Loans then outstanding would exceed the aggregate Revolving Credit Commitments then in effect or (b) the aggregate Dollar Amount of Loans made by any Lender then outstanding would exceed such Lender’s Revolving Credit Commitment. Any such reduction shall be in an amount equal to $50,000,000 or a whole multiple of $5,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

2.14            Inability to Determine Interest Rate. (a)  Subject to clauses (b~~), (c~~), (d), (e), (f) and (g) of this Section 2.14, if ~~prior to the first day of any Interest Period~~:

(i)            the Administrative Agent shall have determined (which determination shall be conclusive and binding on the Borrower) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the ~~Eurodollar Rate~~Adjusted Term SOFR, Term SOFR or EURIBOR Rate, as applicable (including because the ~~Screen~~Term SOFR Reference Rate~~,~~ or EURIBOR Screen ~~Rate or Index Screen~~ Rate, as applicable, is not available or published on a current basis), for such currency and Interest Period~~; provided that no Benchmark Transition Event shall have occurred at such time~~  or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR, Daily Simple RFR or Daily Simple ~~R~~SOFR, or

(ii)            the Administrative Agent shall have received notice from the Required Lenders that (A) ~~the Eurodollar Rate~~prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR or EURIBOR Rate, as applicable, determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period or (B) at any time, Adjusted Daily Simple RFR~~, Daily Simple RFR or RFR~~ will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such borrowing for the applicable Agreed Currency, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter~~. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any EURIBOR Loans requested to be made on the first day of such Interest Period shall not be made and (z) any Loans that, on the first day of such Interest Period, were to have been converted to or continued as Eurodollar Loans, shall be continued as or converted to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans or EURIBOR Loans, as applicable, shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans~~ and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new conversion or continuation request or borrowing request, as applicable, in accordance with the terms of this Agreement, (A) for Loans denominated in Dollars, any conversion or continuation request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any borrowing request that requests a Term Benchmark Borrowing shall instead be deemed to be a conversion or continuation request or borrowing request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollars is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollars also is the subject of Section 2.14(a)(i) or (ii) above and (B) for Loans denominated in an Alternative Currency, any conversion or continuation request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any borrowing request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted. Furthermore, if any ~~Eurocurrency~~Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such ~~Eurocurrency~~Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist~~, (i) if such Eurocurrency Loan is~~ and (y) the Borrower delivers a new conversion or continuation request in accordance with the terms of this Agreement, (i) for Loans denominated in Dollars, ~~then~~any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day)~~, such Loan shall~~  be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollars is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan denominated in Dollars if the Adjusted Daily Simple RFR for Dollars also is the subject of Section 2.14(a)(i) or (ii) above, on such day, (ii) ~~if such Eurocurrency~~for Loans ~~is~~ denominated in ~~Euro, then such~~an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate plus the Applicable Margin for Term Benchmark Loans; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for ~~Euros~~the applicable Alternative Currency cannot be determined, any outstanding affected ~~Eurocurrency~~Term Benchmark Loans ~~denominated in Euros~~ shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Loan, such Loan denominated in ~~Euros~~the applicable Alternative Currency shall be deemed to be a Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Loans denominated in Dollars at such time ~~or~~and (~~iii~~2) ~~if such~~any RFR Loan ~~is denominated in any Agreed Currency other than Dollars, then such Loan~~ shall bear interest at the Central Bank Rate for the applicable ~~Agreed~~Alternative Currency plus the Applicable Margin for RFR Loans; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable ~~Agreed~~Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in ~~any Agreed~~such Alternative Currency ~~other than Dollars~~, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Alternative Currency) immediately or (B) be prepaid in full immediately.

(b)            Notwithstanding anything to the contrary herein, if a Benchmark Transition Event~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~  and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) ~~or (2)~~ of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)            ~~Notwithstanding anything to the contrary herein and subject to the proviso below in this paragraph, with respect to a Loan denominated in Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.~~[Reserved].

(d)            ~~In connection with the implementation of a Benchmark Replacement~~Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(e)            The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, ~~an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date,~~ (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement, except, in each case, as expressly required pursuant to this Section 2.14.

(f)            Notwithstanding anything to the contrary herein, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR~~, Eurodollar Rate~~  or EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)            Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a ~~Eurocurrency~~Term Benchmark Loan, conversion to or continuation of ~~Eurocurrency~~Term Benchmark Loan or RFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any such request for a ~~Eurocurrency~~Term Benchmark Loan denominated in Dollars into a request for a borrowing of or conversion to ~~ABR Loans or (y) any Eurocurrency Loan denominated in Euros~~ (A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollars is not the subject of a Benchmark Transition Event or (B) ABR Loans if the Adjusted Daily Simple RFR for Dollars is the subject of a Benchmark Transition Event or (y) any Term Benchmark Loan or RFR Loan denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any ~~Eurocurrency~~Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such ~~Eurocurrency~~Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such ~~Eurocurrency~~Term Benchmark Loan is implemented pursuant to this Section 2.14, (~~i~~A) ~~if such Eurocurrency~~for Loans ~~is~~ denominated in Dollars, ~~then~~any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day)~~, such Loan shall~~  be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollars is not the subject of a Benchmark Transition Event or (y) an ABR Loan denominated in Dollars if the Adjusted Daily Simple RFR for Dollars is the subject of a Benchmark Transition Event, on such day~~,~~ and (~~ii~~B) ~~if such Eurocurrency~~for Loans ~~is~~ denominated in ~~Euros, then such~~an Alternative Currency (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for ~~Euros~~the applicable Alternative Currency plus the Applicable Margin for Term Benchmark Loans; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for ~~Euros~~the applicable Alternative Currency cannot be determined, any outstanding affected ~~Eurocurrency~~Term Benchmark Loans ~~denominated Euros~~ shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such ~~Eurocurrency~~Term Benchmark Loan, such ~~Eurocurrency~~Term Benchmark Loan denominated in ~~Euros~~the applicable Alternative Currency shall be deemed to be a ~~Eurocurrency~~Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to ~~Eurocurrency~~Term Benchmark Loans denominated in Dollars at such time ~~or~~and (~~iii~~2) ~~if such~~any RFR ~~Loan is denominated in any Agreed Currency other than Dollars, then such~~ Loan shall bear interest at the Central Bank Rate for the applicable ~~Agreed~~Alternative Currency plus the Applicable Margin for RFR Loans; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable ~~Agreed~~Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in ~~any Agreed~~such Alternative Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Alternative Currency) immediately or (B) be prepaid in full immediately.

2.15            Pro Rata Treatment and Payments. (a)  Each reduction of the Revolving Credit Commitments of the Lenders shall be made pro rata according to the Lenders’ respective Commitment Percentages. Each payment (including each prepayment) by the Borrower on account of principal of and interest on Loans which are ABR Loans shall be made pro rata according to the respective outstanding principal amounts of such ABR Loans then held by the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on Loans which are RFR Loans shall be made pro rata according to the respective outstanding principal amounts of such RFR Loans then held by the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on ~~Eurodollar~~Term SOFR Loans or EURIBOR Loans designated by the Borrower to be applied to a particular ~~Eurodollar~~Term SOFR Tranche or EURIBOR Tranche, respectively, shall be made pro rata according to the respective outstanding principal amounts of such ~~Eurodollar~~Term SOFR Loans or EURIBOR Loans of such Term SOFR Tranche or EURIBOR Tranche then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to (i) 12:00 Noon, New York City time, in respect of payments of principal or interest relating to Loans made in the New York Funding Office and (ii) 12:00 Noon, London time, in respect of Loans made in the Euro Funding Office, in each case, on the due date thereof to the Administrative Agent, for the account of the Lenders, and, (x) in the case of any payment of principal received, in the currency in which such Loan is denominated, (y) in case of payment of interest, in the same currency as the underlying Loan from which such interest has accrued, and (z) in the case of payment of fees or otherwise, in Dollars. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on ~~Eurodollar~~Term SOFR Loans or EURIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a ~~Eurodollar~~Term SOFR Loan or EURIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. The provisions of this Section 2.15(a) shall, to the extent applicable, be subject to the procedures set forth in Section 2.21.

(b)            Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate (i) in the case of amounts denominated in Dollars, equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent and (ii) in the case of amounts denominated in Euros, determined by the Administrative Agent to be the cost to it of funding such amount until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.15(b) shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

(c)            If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(b), 2.5(c), 2.15(b), 2.18(c) or 9.7, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

2.16            Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain ~~Eurodollar~~Term SOFR Loans or EURIBOR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make ~~Eurodollar~~Term SOFR Loans, continue ~~Eurodollar~~Term SOFR Loans as such and convert ABR Loans to ~~Eurodollar~~Term SOFR Loans shall forthwith be cancelled, (b) such Lender’s Loans then outstanding as ~~Eurodollar~~Term SOFR Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law and (c) with respect to any outstanding EURIBOR Loans, the Borrower shall either (x) repay such EURIBOR Loans (with accrued interest thereon) or (y) elect to convert such EURIBOR Loans into ABR Loans denominated in Dollars based on the current Exchange Rate.

2.17            Requirements of Law. (a)  If the adoption of or any Change in Law:

(i)            shall subject any Lender or the Administrative Agent to any taxes (other than (A) Non-Excluded Taxes and (B) taxes described in Section 2.18(a)(i) through (iv)) on its Loans, Commitments, Letters of Credit or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)            shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included pursuant to Section 2.17(c) in the determination of the ~~Eurodollar Rate~~Adjusted Term SOFR or EURIBOR Rate, as the case may be; or

(iii)            shall impose on such Lender any other condition, cost or expense (other than taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to such Lender or the Administrative Agent, by an amount which such Lender or the Administrative Agent deems to be material, of making, converting into, continuing or maintaining ~~Eurodollar~~Term SOFR Loans or EURIBOR Loans (or any Loan or Letter of Credit in the case of (i)) or to increase the cost to such Lender~~,~~ or such Issuing Bank ~~or such other Recipient~~ of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or the Administrative Agent, upon its demand, any additional amounts necessary to compensate such Lender or the Administrative Agent for such increased cost or reduced amount receivable. If any Lender or the Administrative Agent becomes entitled to claim any additional amounts pursuant to this Section 2.17(a), it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled.

(b)            If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c)            The Borrower agrees to pay to each Lender which requests compensation under this Section 2.17(c) (by notice to the Borrower), on the last day of each Interest Period with respect to any ~~Eurodollar~~Term SOFR Loan or EURIBOR Loan made by such Lender, as the case may be, so long as such Lender shall be required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the Board (or, so long as such Lender may be required by the Board or by any other United States Governmental Authority (or any other Governmental Authority with jurisdiction over such Lender) to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on ~~Eurodollar~~Term SOFR Loans or EURIBOR Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any ~~Eurodollar~~Term SOFR Loans or EURIBOR Loans), an additional amount (determined by such Lender and notified to the Borrower) representing such Lender’s calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period, as a result of the applicability of the foregoing reserves to such ~~Eurodollar~~Term SOFR Loans or EURIBOR Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

(i)            the principal amount of the ~~Eurodollar~~Term SOFR Loans or EURIBOR Loans, as the case may be, made by such Lender to which such Interest Period relates and outstanding on such day; and

(ii)            the difference between (x) a fraction the numerator of which is the ~~Eurodollar Rate~~Adjusted Term SOFR, as the case may be (expressed as a decimal) applicable to such ~~Eurodollar~~Term SOFR Loan or EURIBOR Loan, and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other United States Governmental Authority (or any other Governmental Authority with jurisdiction over such Lender) on such date minus (y) such numerator; and

(iii)            a fraction the numerator of which is one and the denominator of which is 360.

Any Lender which gives notice under this Section 2.17(c) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the Borrower) in the event such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease to exist.

(d)            A certificate as to any additional amounts payable pursuant to this Section 2.17 submitted by any Lender or Issuing Bank, through the Administrative Agent, to the Borrower shall specify in reasonable detail the basis for the request for compensation of such additional amounts and the method of computation thereof and shall be conclusive in the absence of manifest error. Subject to the provisions of the next succeeding sentence, the Borrower shall pay each Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate delivered by it within 30 days after receipt thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof. The obligations contained in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.18            Taxes. (a)  Unless otherwise required by applicable law, all payments made by or on account of the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) and branch profits taxes imposed on the Administrative Agent, any Lender or any Transferee (x) as a result of such Administrative Agent, Lender or Transferee being organized under the laws of, or having its principal office or, in the case of any Lender or Transferee, its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (y) that are Other Connection Taxes, (ii) U.S. Federal withholding taxes imposed on amounts payable to or for the account of a Lender or Transferee with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (x) such Lender or Transferee acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.11) or (y) such Lender changes its lending office, except in each case to the extent that, pursuant to this Section 2.18, amounts with respect to such taxes were payable either to such Lender’s (or Transferee’s) assignor immediately before such Lender or Transferee acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender or Transferee immediately before it changed its lending office, (iii) any taxes attributable to a Lender’s or Transferee’s failure to comply with the requirements of Section 2.18(d), and (iv) any withholding taxes imposed under FATCA. If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Administrative Agent or any Lender (or Transferee) hereunder, the Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and the amounts so payable by the Borrower shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (or Transferee) (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender (or Transferee), as the case may be, the original or a certified copy of an original official receipt received by the Borrower from the Governmental Authority showing payment thereof, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent or such Lender (or Transferee). If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders (or Transferees) for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender (or Transferee) as a result of any such failure. The obligations contained in this Section 2.18 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

(b)            The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Administrative Agent or such Lender or required to be withheld or deducted from a payment to the Administrative Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c)            Each Lender shall severally, within 10 days after demand therefor, indemnify (i) the Administrative Agent for (A) any taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes and without limiting the obligation of the Borrower to do so) and (B) any taxes attributable to such Lender’s failure to comply with the provisions of Section 11.6 relating to the maintenance of a Participant Register and (ii) the Borrower for any taxes described in Section 2.18(a)(i) through (iv) and attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the Borrower (as applicable) in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent or the Borrower, as applicable, to set off and apply any and all amounts at any time owing to such Lender under this Agreement or otherwise payable by the Administrative Agent or the Borrower, as applicable, to the Lender from any other source against any amount due to the Administrative Agent or the Borrower, as applicable, under this paragraph (c).

(d)            Any Lender or Transferee that is entitled to an exemption from, or reduction of, withholding tax with respect to payments made under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or Transferee, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender or Transferee is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than IRS Form W-9 and such documentation set forth in Section 2.18(d)(i) and Section 2.18(d)(iv) below) shall not be required if in the Lender’s or the Transferee’s reasonable judgment such completion, execution or submission would subject such Lender or Transferee to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Transferee. Without limiting the generality of the foregoing, to the extent permitted by law, in the event that the Borrower is a U.S. Person, any Lender or Transferee that is a U.S. Person shall deliver to the Borrower that is a U.S. Person and the Administrative Agent on or prior to the date on which such Lender or Transferee becomes a Lender or Transferee under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender or Transferee is exempt from U.S. Federal backup withholding tax. Without further limiting the generality of the foregoing, to the extent permitted by law, in the event that the Borrower is a U.S. Person, each Lender (or Transferee) that is not a U.S. Person (a “Non-U.S. Lender”) shall:

(i)            on the date it becomes a Lender or Transferee, deliver to the Borrower and the Administrative Agent two properly completed and duly executed originals of either (w) in the case of Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” United States Internal Revenue Service Form W-8BEN or W-8BEN-E (together with a certificate substantially in the form of Exhibit F-1 through F-4, as applicable, representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c)(3)(A) of the Code, is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation (within the meaning of Section 881(c)(3)(C) of the Code) (a “United States Tax Compliance Certificate”)), (x) Internal Revenue Service Form W-8BEN, W-8BEN-E or Form W-8ECI, (y) to the extent a Non-U.S. Lender is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Non-U.S. Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information from each beneficial owner, as applicable (provided that, if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Non-U.S. Lender on behalf of such beneficial owner), or (z) any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the Borrower under this Agreement;

(ii)            deliver to the Borrower and the Administrative Agent two properly completed and duly executed originals of any such form or certification on or before the date that any such form or certification described above expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent; and

(iii)            obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

except that the forms and certificates described above shall not be required if any change in Requirement of Law has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender (or Transferee) from duly completing and delivering any such form with respect to it and such Lender (or Transferee) so advises the Borrower and the Administrative Agent.

(iv)            In addition, if a payment made to a Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e)            Each Person that shall become a Participant pursuant to Section 11.6, or a Lender pursuant to Section 11.8, including for this purpose a Lender that arranges a Loan through or transfers a Loan to a different branch of such Lender, shall, upon the effectiveness of the related designation or transfer, be required to provide all of the forms and statements required pursuant to this Section 2.18, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(f)            If any Lender (or Transferee) or the Administrative Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Non-Excluded Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.18, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of such refund, repay the amount of such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section 2.18 with respect to Non-Excluded Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Lender (or Transferee) or the Administrative Agent and without interest (other than interest actually received from the relevant taxing authority or other Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of such Lender (or Transferee) or the Administrative Agent, agrees to return the amount of such refund (plus interest) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay the amount of such refund to the relevant taxing authority or other Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will any Lender (or Transferee) or the Administrative Agent be required to pay any amount to the Borrower pursuant to this paragraph (f) the payment of which would place the Lender (or Transferee) or the Administrative Agent in a less favorable net after-tax position than the Lender (or Transferee) or the Administrative Agent would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Person.

2.19            Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of ~~Eurodollar~~Term SOFR Loans~~,~~  or EURIBOR Loans, or in the conversion into ~~Eurodollar~~Term SOFR Loans or continuation of ~~Eurodollar~~Term SOFR Loans or EURIBOR Loans, after the Borrower has given a notice requesting or accepting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of ~~Eurodollar~~Term SOFR Loans or EURIBOR Loans on a day which is not the last day of an Interest Period, with respect thereto, (d) the conversion of EURIBOR Loans into ABR Loans denominated in Dollars in accordance with Section 2.16(c)(y) or (e) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency~~,~~. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued or converted from a Term SOFR Loan or EURIBOR Loan to an ABR Loan, for the period from the date of such prepayment or of such failure to borrow, convert or continue or convert from a Term SOFR Loan or EURIBOR Loan to an ABR Loan to the last day of the relevant Interest Period (or proposed Interest Period), in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the applicable interbank ~~eurodollar~~ market. The obligations contained in this Section 2.19 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

2.20            Change of Lending Office. Each Lender (or Transferee) agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16, 2.17 or 2.18 with respect to such Lender (or Transferee), it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender (or Transferee)) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.20 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender (or Transferee) pursuant to Section 2.16, 2.17 and 2.18.

2.21            Extension of Termination Date. (a)  The Borrower may, by written request (an “Extension Request”) to the Administrative Agent, substantially in the form of Exhibit G, delivered at any time during the 60-day period preceding each anniversary of the Effective Date (and no more than once per calendar year), request that the Lenders extend the Termination Date then in effect by one year.

(b)            Upon receipt of an Extension Request, the Administrative Agent shall promptly notify each Lender thereof, and each Lender shall notify the Administrative Agent in writing by the deadline (the “Extension Request Deadline”) specified in such Extension Request, which deadline shall in any case not be later than 5:00 p.m., New York City time, on the date which is 30 days after delivery of such Extension Request, of such Lender’s election, in its sole discretion, (i) to extend the Termination Date by one year (provided that the Termination Date shall be so extended only to the extent expressly provided in paragraph (c) below) or (ii) not to extend the Termination Date by one year (any Lender not electing to extend, a “Non-Extending Lender”). Any Lender that fails to notify the Administrative Agent in writing of its election by the Extension Request Deadline shall be deemed to be a Non-Extending Lender.

(c)            If Lenders whose Revolving Credit Commitments aggregate more than 50% of the Revolving Credit Commitments of all Lenders agree to extend the Termination Date by one year, then the Termination Date shall automatically be so extended, provided that any Lender that became a Non-Extending Lender pursuant to any previous Extension Request shall be deemed to be a Non-Extending Lender in respect of each subsequent Extension Request, and provided, further, that if all Lenders do not agree to extend the Termination Date, then (i) the Borrower shall have the right to cancel any such extension by so notifying the Administrative Agent within five Business Days after the relevant Extension Request Deadline, in which case the Termination Date then in effect shall not be extended and (ii) in the event that such extension is not so cancelled, then, with respect to each Non-Extending Lender, the Borrower shall either:

(x)  (i) during the six-month period preceding the Termination Date in effect on the date of the relevant Extension Request (the “Existing Termination Date”), on each date on which Loans are borrowed or continued as, or converted into, ~~Eurodollar~~Term SOFR Loans having an Interest Period ending after the Existing Termination Date, repay the portion of such Non-Extending Lender’s Loans which would otherwise have been part of such borrowing, continuation or conversion and permanently reduce such Non-Extending Lender’s Revolving Credit Commitment by a like amount and (ii) on the Existing Termination Date, terminate the Revolving Credit Commitment of such Non-Extending Lender and repay the then outstanding Loans made by such Non-Extending Lender, together with accrued but unpaid interest, commitment fees and all other amounts then due and payable to such Non-Extending Lender hereunder, including, without limitation, amounts payable pursuant to Section 2.19; or

(y)  at any time prior to the Existing Termination Date, cause one or more banks or other financial institutions to purchase at par, pursuant to Section 11.8, such Non-Extending Lender’s Revolving Credit Commitment and outstanding Loans (provided that such banks or other financial institutions agree to extend the Termination Date) (which purchase shall be accompanied by payment of accrued but unpaid interest, commitment fees and all other amounts then due and payable to such Non-Extending Lender hereunder, including, without limitation, amounts payable pursuant to Section 2.19), in which case such Non-Extending Lender shall, promptly upon request by the Borrower, agree to transfer its Revolving Credit Commitment and Loans upon the terms and subject to the conditions of Section 11.8 to such banks or other financial institutions (provided that the registration and processing fee referred to therein shall be paid by either the Borrower or the relevant transferee).

(d)            In connection with each extension, the Borrower first make such prepayments of the outstanding Loans and second provide such cash collateral (or make such other arrangements satisfactory to the applicable Issuing Bank) with respect to the outstanding Letters of Credit as shall be required such that, after giving effect to the termination of the Commitments of the Non-Extending Lenders pursuant to Section 2.21(c) and any assignment pursuant to Section 2.21(c), the aggregate Revolving Credit Exposure less the face amount of any Letter of Credit supported by any such cash collateral (or other satisfactory arrangements) so provided does not exceed the aggregate amount of Commitments being extended.

2.22            Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)            fees shall cease to accrue on the Revolving Credit Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b)            any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.12 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.3 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure are held by the Lenders pro rata in accordance with the Revolving Credit Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(c)            the Revolving Credit Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(d)            if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)            all or any part of LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Commitment Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Commitment;

(ii)            if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.5 for so long as such LC Exposure is outstanding;

(iii)            if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2. with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)            if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Commitment Percentages; and

(v)            if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e)            so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.22(d), and LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless Issuing Banks shall have entered into arrangements with the Borrower or such Lender, satisfactory to such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrower and each Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment Percentage.

2.23            Currency Equivalents. (a)  The Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Amount of ~~Eurodollar~~Term SOFR Loans, EURIBOR Loans or Letter of Credit extensions denominated in Alternative Currencies. Such Dollar Amount shall become effective as of such Revaluation Date and shall be the Dollar Amount of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of this Agreement shall be such Dollar Amount as so determined by the Administrative Agent or the Issuing Bank, as applicable.

(b)            Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a ~~Eurodollar~~Term SOFR Loan, EURIBOR Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the Dollar Amount of such amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.

(c)            If after giving effect to any determination under clause (b) of this Section and, in each case, to any borrowings and prepayments or repayments of Loans occurring on the applicable Reset Date, (i) the Dollar Amount of outstanding Loans exceeds an amount equal to 103% of the Revolving Credit Commitments then in effect then the Borrower shall, within three Business Days after notice thereof from the Administrative Agent, prepay or cause to be prepaid outstanding Loans, or take other action, to the extent necessary to eliminate any such excess, or (ii) the Dollar Amount of outstanding Loans exceeds the total Revolving Credit Commitments then in effect for a period of 10 consecutive Business Days, then the Borrower shall, upon three Business Days’ notice thereof from the Administrative Agent, so long as such excess continues, prepay or cause to be prepaid outstanding Loans or take other action to the extent necessary to eliminate any such excess.

SECTION 3.       [Reserved]

SECTION 4.      REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Lenders and the Issuing Banks to enter into this Agreement and to make the Loans and issue Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

4.1            Organization; Powers. Each of the Borrower and each Significant Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business in all material respects as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not, individually or in the aggregate, result in a Material Adverse Effect, and (d) in the case of the Borrower, has the power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement or instrument contemplated hereby to which it is or will be a party and to borrow hereunder.

4.2            Authorization. The execution, delivery and performance by the Borrower of this Agreement and the borrowings , issuance of Letters of Credit and other transactions contemplated hereby (collectively, the “Transactions”) (a) have been duly authorized by all requisite corporate or other organizational action and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, material rule or material regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Significant Subsidiary, (B) any material order of any Governmental Authority or (C) any provision of any material indenture, material agreement or other material instrument to which the Borrower or any Significant Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) except as contemplated hereby, result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Significant Subsidiary.

4.3            Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against each the Borrower in accordance with its terms, except as enforceability may be limited by (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws relating to or affecting creditors’ rights generally and (b) general principles of equity.

4.4            Governmental Approvals. No action, consent or approval of, registration or filing with, or any other action by, any Governmental Authority is or will be required in connection with the Transactions, except (a) such as have been made or obtained and are in full force and effect or as to which the failure to be made or obtained or to be in full force and effect would not result, individually or in the aggregate, in a Material Adverse Effect and (b) such periodic and current reports, if any, as (i) are required to disclose the Transactions and (ii) will be filed with the SEC on a timely basis.

4.5            Financial Statements. The Borrower has heretofore furnished to the Lenders its (a) unaudited pro forma condensed combined financial statements as of and for the twelve months ended December 31, 2020 and (b) combined balance sheet and related combined statements of income, comprehensive income and cash flows as of and for the twelve months ended December 31, 2020 and December 31, 2019, audited by and accompanied by the opinion of PricewaterhouseCoopers, independent accountants. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its Subsidiaries as of the dates and for the periods referred to therein and were prepared in conformity with GAAP.

4.6            No Material Adverse Change. Except as publicly disclosed in filings by the Borrower with the SEC prior to the Effective Date, between December 31, 2020 and the Effective Date, there has been no development or event which has had a Material Adverse Effect.

4.7            No Material Litigation, etc. (a)  Except as publicly disclosed in filings by the Borrower with the SEC prior to the Effective Date, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties, assets or revenues as of the Effective Date (i) with respect to this Agreement or any of the Transactions, or (ii) which involves a probable risk of an adverse decision which would materially restrict the ability of the Borrower to comply with its obligations under this Agreement.

(b)            None of the Borrower or the Significant Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any order, judgment, writ, injunction or decree of any Governmental Authority, where such violation or default has resulted or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

4.8            Federal Reserve Regulations. (a)  The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)            No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulation T, U or X.

(c)            After giving effect to the application of the proceeds of each Loan, not more than 25% of the value of the assets of the Borrower and its Subsidiaries (as determined in good faith by the Borrower) subject to the provisions of Section 7.1 will consist of or be represented by Margin Stock. In the event any portion of the Loans made to the Borrower constitutes a “purpose credit” within the meaning of Regulation U and the Loans are directly or indirectly secured by any Margin Stock pursuant to the operation of Section 7.1, then, at the time of any borrowing which increases the outstanding amount of Loans, the aggregate “maximum loan value” (within the meaning of Regulation U) of all Margin Stock and all collateral other than Margin Stock which directly or indirectly secures the Loans will be greater than the aggregate principal amount of Loans and other extensions of credit to the Borrower (whether made by the Lenders or other Persons) which are subject to Regulation T, U or X and which are directly or indirectly secured by such Margin Stock or other collateral.

4.9            Investment Company Act, etc. The Borrower is not (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act or (except as contemplated by Section 4.8) any foreign, federal, state or local statute or regulation limiting the Borrower’s ability to incur Borrower Obligations.

4.10            Tax Returns. Each of the Borrower and the Significant Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it except taxes, assessments, fees, liabilities, penalties or charges (i) that are being contested in good faith by appropriate proceedings and for which the Borrower or such Significant Subsidiary shall have set aside on its books reserves in accordance with GAAP or (ii) in respect of which the failure to file such tax returns or to pay or cause to be paid such taxes, assessments, fees, liabilities, penalties or charges could not be reasonably expected to result in a Material Adverse Effect.

4.11            No Material Misstatements. The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with this Agreement and the Transactions or included herein or delivered pursuant hereto, taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.12            ERISA. The Borrower is in compliance with all material provisions of ERISA, except to the extent that all failures to be in compliance could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.13            Use of Proceeds. The proceeds of each Loan will be used by the Borrower for general corporate purposes of the Borrower and its Subsidiaries.

4.14            Anti-corruption Laws. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower and its Subsidiaries, and to the knowledge of the Borrower, their directors, officers and employees, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or receive or direct the application of proceeds from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, or use of proceeds thereof will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 5.       CONDITIONS PRECEDENT

5.1            Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent (the date on which such conditions are satisfied or waived, the “Effective Date”):

(a)            Executed Counterparts. The Administrative Agent shall have received executed counterparts of this Agreement executed and delivered by duly authorized officers of each of the Borrower, the Administrative Agent, each Issuing Bank and each Lender.

(b)            Closing Certificate. The Administrative Agent shall have received a certificate of the Borrower dated the Effective Date, substantially in the form of Exhibit A, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, and executed by a Responsible Officer and by the Secretary or any Assistant Secretary of the Borrower.

(c)            Fees. The Administrative Agent shall have received the fees to be received on or prior to the Effective Date referred to in Section 2.11.

(d)            PATRIOT Act, etc. The Administrative Agent and the Joint Lead Arrangers shall have received all documentation and other information about the Borrower as has been reasonably requested in writing at least five days prior to the Effective Date by the Administrative Agent or the Joint Lead Arrangers that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(e)            Legal Opinions. The Administrative Agent shall have received the executed legal opinion Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Borrower, covering such matters reasonably requested by the Administrative Agent.

(f)            No Material Adverse Change. Except as publicly disclosed in filings by the Borrower with the SEC prior to the Effective Date, no material adverse change shall have occurred between December 31, 2020 and the Effective Date in the business, assets, operations or financial condition of the Borrower and its subsidiaries taken as a whole.

(g)            Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to this Agreement shall be true and correct in all material respects on and as of the Effective Date as if made on and as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

(h)            No Default. No Default or Event of Default shall have occurred and be continuing on the Effective Date.

5.2            Conditions to Availability of Loans and Letters of Credit. The commencement of the Revolving Credit Commitment Period and the initial availability of the Loans and Letters of Credit hereunder is subject to the satisfaction of the following conditions precedent (the date on which such conditions are satisfied or waived, the “Revolving Availability Date”):

(a)            Effective Date. The Effective Date shall have occurred.

(b)            Separation. The complete legal and structural separation of the Borrower from International Business Machines Corporation (“IBM Corp.”) in accordance with the terms of the Separation and Distribution Agreement, to be entered into by and between IBM Corp. and the Borrower and in a form substantially consistent with the form attached to the Registration Statement as Exhibit 2.1 thereto, shall have been consummated prior to or substantially concurrently with the Revolving Availability Date.

(c)            Registration Statement. The information provided in the Registration Statement on Form 10 filed by the Borrower with the SEC on September 28, 2021, as amended, supplemented or otherwise modified by any subsequent filing with the SEC on or prior to the Revolving Availability Date (the “Registration Statement”), shall (i) be true and correct in all material respects on and as of the Revolving Availability Date and (ii) be consistent in all material respects with the information provided by the Borrower to the Administrative Agent prior to the Effective Date.

(d)            Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to this Agreement shall be true and correct in all material respects on and as of the Revolving Availability Date as if made on and as of the Revolving Availability Date, except to the extent such representations and warranties expressly relate to an earlier date.

(e)            No Default. No Default or Event of Default shall have occurred and be continuing on the Revolving Availability Date.

5.3            Conditions to Each Credit Event. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan), and of each Issuing Bank to issue, amend or extend any Letter of Credit, is subject to the satisfaction of the following conditions precedent:

(a)            Notice. The Administrative Agent shall have received notice of such borrowing in conformity with the applicable requirements of this Agreement.

(b)            Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)            No Default. No Default or Event of Default shall have occurred and be continuing on such date or shall occur after giving effect to the issuance, amendment or extension of such Letter of Credit, or the borrowing of the Loans requested to be made on such date, as applicable.

Each borrowing of a Loan by the Borrower and each issuance, amendment or extension of a Letter of Credit shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in paragraphs (b) and (c) of this Section 5.3 have been satisfied.

Notwithstanding any other provision of this Agreement, no Lender shall be obligated to make any Loan to the Borrower, if (i) the adoption of any law, rule or regulation after the date of this Agreement, (ii) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (iii) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement, shall make it unlawful for such Lender to make such Loan to the Borrower.

SECTION 6.        AFFIRMATIVE COVENANTS

The Borrower agrees that, from the Revolving Availability Date and for so long thereafter as the Commitments remain in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder and until all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and until all LC Disbursements shall have been reimbursed, it shall and shall cause each of its Significant Subsidiaries to:

6.1            Existence; Business and Properties. (a)  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as would not cause or result in a Default or Event of Default under this Agreement.

(b)            Do or cause to be done all things reasonably necessary to preserve and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; except in each case where the failure to do so would not result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 6.1(b) shall prevent the Borrower or any Significant Subsidiary from (x) discontinuing any of its businesses no longer deemed advantageous to it or discontinuing the operation and maintenance of any of its properties no longer deemed useful in the conduct of its business or (y) selling or disposing of any assets, Subsidiaries or capital stock thereof, in a transaction not prohibited by Section 7.2.

6.2            Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent for distribution to the Lenders:

(a)            as soon as available and in any event within 90 days after the end of each fiscal year, copies of the report filed by the Borrower with the SEC on Form 10-K in respect of such fiscal year, each accompanied by the Borrower’s annual report in respect of such fiscal year or, if the Borrower is not required to file such a report in respect of such fiscal year, the consolidated balance sheet and related consolidated income statement, consolidated statement of cash flows and consolidated statement of equity of the Borrower and its Subsidiaries as of the close of such fiscal year, all audited by independent accountants of recognized national standing and accompanied by an opinion of such accountants to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its Subsidiaries in conformity with GAAP;

(b)            as soon as available and in any event within 50 days after the end of each of the first three quarterly periods of each fiscal year, copies of the unaudited quarterly reports filed by the Borrower with the SEC on Form 10-Q in respect of such quarterly period, or if the Borrower is not required to file such a report in respect of such quarterly period, the unaudited consolidated balance sheet and related unaudited consolidated income statement, consolidated statement of cash flows and consolidated statement of equity of the Borrower and its Subsidiaries as of the close of such fiscal quarter, certified by a Responsible Officer of the Borrower as fairly presenting, in all material respects, the financial position, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject to normal year-end audit adjustments;

(c)            concurrently with any delivery of financial statements by the Borrower described in paragraph (a) or (b) above (whether contained in a report filed with the SEC or otherwise), a certificate of a Responsible Officer of the Borrower substantially in the form of Schedule 6.2(c);

(d)            promptly after the same become publicly available, copies of (i) all financial statements, notices, reports and proxy materials distributed to stockholders of the Borrower and (ii) all reports on Form 10-K, 10-Q and 8-K (or their equivalents) filed by the Borrower with the SEC (or with any Governmental Authority succeeding to any or all of the functions of the SEC) pursuant to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; provided, that documents required to be furnished under this paragraph (d) shall be deemed furnished when made available via the EDGAR (or any successor) system of the SEC;

(e)            promptly, from time to time, such other publicly available documents and information regarding the operations, business affairs and financial condition of the Borrower (including information relating to “know your customer” or similar identification procedures), or compliance with the terms of this Agreement and information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, in each case as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; and

(f)            within ten Business Days after the occurrence thereof, written notice of any change in Status; provided that the failure to provide such notice shall not delay or otherwise affect any change in the Applicable Margin or other amount payable hereunder which is to occur upon a change in Status pursuant to the terms of this Agreement.

With respect to the documents referred to in paragraphs (a) through (e) above, the Borrower shall furnish such number of copies as the Administrative Agent or the Lenders shall reasonably require for distribution to their personnel in connection with this Agreement.

6.3            Notices. Promptly after any Responsible Officer or the Director of Treasury Operations of the Borrower obtains knowledge thereof, give notice to the Administrative Agent and each Lender of (i) the occurrence of any Default or Event of Default, accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto and any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

6.4            Anti-Corruption Laws. Maintain in effect and enforce policies and procedures designed to ensure compliance by it, its Subsidiaries and their respective directors, officers and employees, whether acting directly or through agents, with Anti-Corruption Laws and applicable Sanctions.

SECTION 7.        NEGATIVE COVENANTS

The Borrower agrees that, from the Revolving Availability Date and for so long thereafter as the Commitments remain in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder and until all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and until all LC Disbursements shall have been reimbursed:

7.1            Limitation on Secured Debt. The Borrower will not create, assume, incur or guarantee, nor will it permit any of its Subsidiaries to create, assume, incur or guarantee, any Secured Debt, in each case, unless prior to or at the same time, the Borrower Obligations are equally and ratably secured with (or, at the Borrower’s option, senior to) such Secured Debt until such time as such Secured Debt is no longer secured by such Lien. The foregoing restriction does not apply to Secured Debt that is secured by:

(1)            Liens on property or assets of or securing Indebtedness of any Person existing at the time such Person becomes a Subsidiary (including by way of merger or consolidation with the Borrower or any Subsidiary), provided that (i) such Lien was not incurred in anticipation of such Person becoming a Subsidiary,(ii) such Lien shall not apply to any other property or Indebtedness of the Borrower or any Subsidiary other than additions, accessions, parts, attachments or improvements thereon or proceeds thereof and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, subject, in the case of clause (iii), to extensions, renewals or replacements in accordance with clause (14) below;

(2)           Liens on property or assets existing at the time of acquisition by the Borrower or any Subsidiary of such property or assets (which may include property or assets previously leased by the Borrower or any Subsidiary and leasehold interests on such property or assets, provided that the lease terminates prior to or upon such acquisition) or Liens on property or assets to secure the payment of all or any part of the purchase price of such property or assets, or Liens on property or assets to secure any Indebtedness incurred prior to, at the time of, or within 12 months after, the latest of the acquisition of such property or assets or the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property or assets for the purpose of financing all or any part of the purchase price of the property or assets and related costs and expenses, or such construction or the making of such improvements; provided that (i) the Indebtedness secured by such Liens shall not exceed 100% of the cost of acquiring, constructing or improving such property or assets and (ii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary other than additions, accessions, parts, attachments or improvements thereon or proceeds thereof, subject in the case of clause (i), to extensions, renewals or replacements in accordance with clause (14) below;

(3)           Liens securing Indebtedness of the Borrower or any Subsidiary owing to the Borrower or any Subsidiary;

(4)           Liens existing on the Revolving Availability Date;

(5)           Liens created in connection with or to secure a Non-recourse Obligation or a project financed thereby;

(6)           Liens created to secure the Borrower Obligations;

(7)           Liens imposed by law or arising by operation of law, including, without limitation, landlords’, mailmen’s, suppliers’, vendors’, carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, Liens for master’s and crew’s wages and other similar laws, arising in the ordinary course of business, in each case for sums not yet overdue by more than 60 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(8)           Liens for taxes, assessments or other governmental charges or levies on property not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(9)           Liens to secure the performance of obligations with respect to statutory or regulatory requirements, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance or return-of-money bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business;

(10)         Permitted Liens;

(11)         Liens to secure working capital facilities in the ordinary course of business;

(12)         Liens in favor of payment processers or money transmitters pursuant to agreements therewith, or in favor of customers;

(13)         Liens to secure cash management services or to implement cash pooling arrangements in the ordinary course of business; or

(14)         any extensions, renewals or replacements of any Lien referred to in clauses (1) through (13) without increase of the principal of the Indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (13) shall not extend to or cover any of the property or the property of the Borrower or any Subsidiary, as the case may be, other than the property specified in such clauses and improvements to such property.

Notwithstanding the restrictions set forth in the preceding paragraph, the Borrower and its Subsidiaries will be permitted to incur Secured Debt which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Borrower Obligations, provided that, after giving effect to such Secured Debt, the aggregate amount of all Secured Debt (not including Secured Debt secured by Liens permitted under clauses (1) through (14) above), together with all Attributable Debt outstanding pursuant to the final paragraph of Section 7.2 below and all Indebtedness of Non-Guarantor Subsidiaries outstanding pursuant to the final paragraph of Section 7.4, does not exceed 15.0% of Consolidated Total Assets calculated on a pro forma basis as of the date of the creation or incurrence of the Lien securing such Secured Debt. The Borrower and its Subsidiaries may also, without equally and ratably securing Borrower Obligations, incur Secured Debt or create or incur Liens thereon that renew, substitute or replace (including successive renewals, substitutions or replacements), in whole or in part, any Secured Debt or Lien permitted pursuant to the preceding sentence.

7.2           Limitation on Sale and Leaseback Transactions. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction, except:

(1)           if such transaction was entered into prior to the Revolving Availability Date;

(2)           if such transaction was for the sale and leasing back to the Borrower or any of its Subsidiaries of any property by a Subsidiary;

(3)           if the Borrower or such Subsidiary would be entitled to incur Indebtedness secured by a Lien with respect to such Sale and Leaseback Transaction without equally and ratably securing the Borrower Obligations pursuant to Section 7.1;

(4)           if the Borrower or such Subsidiary applies an amount equal to the net proceeds from the sale of such property to the purchase of other property or assets used or useful in the business of the Borrower or any Subsidiaries or to the retirement of long-term Indebtedness within 12 months before or after the effective date of any such Sale and Leaseback Transaction, provided that, in lieu of applying such amount to the retirement of long-term Indebtedness, the Borrower or such Subsidiary may deliver debt securities to the applicable trustee for cancellation, such debt securities to be credited at the cost thereof to the Borrower or such Subsidiary; or

(5)           to the extent such Sale and Leaseback Transaction consists of Indebtedness of a Non-Guarantor Subsidiary permitted under Section 7.4 (other than clause (k) thereof).

Notwithstanding the restrictions set forth in this Section 7.2, the Borrower and Subsidiaries may enter into any Sale and Leaseback Transaction which would otherwise be subject to the foregoing restrictions of this Section 7.2 if, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to such transactions (not including Attributable Debt permitted under clauses (1) through (5) of this Section 7.2), together with all Secured Debt outstanding pursuant to the final paragraph of Section 7.1 and all Indebtedness of Non-Guarantor Subsidiaries outstanding pursuant to the final paragraph of Section 7.4, does not exceed 15.0% of Consolidated Total Assets calculated on a pro forma basis.

7.3           Mergers, Consolidations and Sales of Assets. (a)  The Borrower will not consolidate with or merge with or into any other Person, except that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may merge with any other U.S. corporation or limited liability company, provided that (i) in the case of any such merger involving the Borrower, the Borrower is the surviving entity and (ii) on the date of consummation of any merger involving the Borrower, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower demonstrating that, on a pro forma basis determined as if such merger had been consummated on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter, the Borrower would have been in compliance with Section 7.6 as of the last day of such fiscal quarter.

(b)           The Borrower will not sell, convey or otherwise transfer all or substantially all of its properties or assets to any Person, provided that this paragraph (b) shall not prohibit the Borrower from entering into a merger transaction expressly permitted by Section 7.3(a).

7.4           Non-Guarantor Subsidiary Indebtedness. The Borrower will not permit any of its Non-Guarantor Subsidiaries to create, incur or assume any Indebtedness except: (a) intercompany Indebtedness owed by any Non-Guarantor Subsidiary of the Borrower to the Borrower or any other Subsidiary of the ~~Company~~Borrower, (b) Hedging Obligations entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes, (c) Indebtedness of the types described in clause (b)(i) of the definition of Indebtedness which is incurred in the ordinary course of business in connection with (i) the sale or purchase of goods, or (ii) to assure performance by the Borrower or any of its Subsidiaries of their respective service contracts, bids, surety and appeal bonds, performance bonds and obligations of a like nature, operating leases, obligations to a utility or a governmental entity, or worker’s compensation obligations, or (iii) other obligations that do not constitute Indebtedness, (d) Support Obligations of Debt of the ~~Company~~Borrower or Debt otherwise permitted under this Section 7.4, (e) Indebtedness of any Person that becomes a Non-Guarantor Subsidiary (or of any Person not previously a Non-Guarantor Subsidiary that is merged, amalgamated or consolidated with or into a Non-Guarantor Subsidiary in a transaction permitted hereunder) after the Effective Date, or Indebtedness of any Person that is assumed by any Non-Guarantor Subsidiary in connection with an acquisition of assets by such Non-Guarantor Subsidiary in an acquisition not prohibited hereunder, provided that such Indebtedness exists at the time such Person becomes a Non-Guarantor Subsidiary (or is so merged, amalgamated or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Non-Guarantor Subsidiary (or such merger, amalgamation or consolidation) or such assets being acquired, and any renewals, extensions and refinancings thereof, provided that the principal amount of such Indebtedness is not increased at the time of such renewal, extension or refinancing thereof except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection with such renewal, extension or refinancing, (f) Indebtedness in respect of netting services, overdraft protections and otherwise arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds, overdraft or any similar services, in each case in the ordinary course of business, (g) Indebtedness in the form of purchase price adjustments and earn-outs incurred in connection with any acquisition or joint venture investment not prohibited hereunder, (h) Indebtedness owing to any insurance company in connection with the financing of insurance premiums permitted by such insurance company in the ordinary course of business, (i) working capital facilities of any Non-Guarantor Subsidiary in the ordinary course of business, (j) Secured Debt of a Subsidiary permitted under Section 7.1 and (k) Sale and Leaseback Transactions of a Subsidiary permitted under Section 7.2 (other than clause (5) thereof).

Notwithstanding the restrictions set forth in this Section 7.4, the Borrower may permit its Non-Guarantor Subsidiaries to create, incur, or assume Indebtedness at any time outstanding if, after giving effect thereto, the aggregate amount of Indebtedness of Non-Guarantor Subsidiaries (not including Indebtedness of Non-Guarantor Subsidiaries permitted under clauses (a) through (h) of this Section 7.4), together with all Secured Debt then outstanding pursuant to the final paragraph of Section 7.1 and all Attributable Debt then outstanding pursuant to the final paragraph of Section 7.2, does not exceed 15.0% of Consolidated Total Assets, determined on a pro forma basis.

7.5           Margin Regulations. (a)  The Borrower will not permit any part of the proceeds of any Loan to be used in any manner that would result in a violation of, or be inconsistent with, the provisions of Regulation T, U or X. The Borrower will not take, or permit the Subsidiaries to take, any action at any time that would (A) result in a violation of the substitution and withdrawal requirements of Regulation T or U, in the event the same should become applicable to any Loans or this Agreement or (B) cause the representations and warranties contained in Section 4.8 at any time to be other than true and correct.

(b)           Whenever required to ensure compliance with Regulations T, U and X or requested by the Administrative Agent or one or more Lenders, the Borrower will furnish to the Administrative Agent and each Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, and any other notice or form required under Regulation U, the statements made and information contained in which shall be sufficient, in the good faith opinion of each Lender, to permit the extensions of Loans hereunder in compliance with Regulation U.

7.6           Consolidated Debt to EBITDA Ratio. The Borrower will not permit the ratio of Debt to Consolidated EBITDA, determined on a pro forma basis for any period of four consecutive fiscal quarters taken as a single accounting period, to be greater than 3.50 to 1.0.

7.7           Anti-Corruption Laws. The Borrower and its Subsidiaries shall not use, and shall procure that the respective directors, officers and employees of the Borrower and its Subsidiaries shall not use, the proceeds of any Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 8.     EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a)           The Borrower shall (i) fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when due in accordance with the applicable terms of this Agreement or (ii) fail to pay any interest on any Loan, or any fee or other amount, within five Business Days after any such interest, fee or other amount becomes due in accordance with the terms hereof; or

(b)           Any representation or warranty made or deemed made by the Borrower herein or which is contained in any certificate, document or financial or other statement furnished by it at any time pursuant to this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c)           the Borrower shall default in the observance or performance of the agreement contained in Section 7.6; or

(d)           The Borrower shall default in the observance or performance of any other agreement contained in this Agreement, and such default shall not be remedied for a period of 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; or

(e)           the Borrower or any Significant Subsidiary shall default in the payment of any principal or interest, regardless of amount, due in respect of any Indebtedness in an aggregate principal amount of $250,000,000 or more, when and as the same shall become due and payable (after the expiration of any applicable grace period); or

(f)            An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Significant Subsidiary, or of a substantial part of the property or assets of the Borrower or any Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of the Borrower or any Significant Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(g)           the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (f) of this Section 8, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of the Borrower or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

(h)           One or more judgments for the payment of money which are due and payable in an aggregate amount of $250,000,000 (exclusive of any amount thereof covered by insurance so long as such coverage is not being disputed) or more shall be rendered by a court of competent jurisdiction against the Borrower, any Significant Subsidiary or any combination of the Borrower and Significant Subsidiaries and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed (for this purpose, a judgment shall effectively be stayed during a period when it is not yet due and payable), or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Significant Subsidiary to enforce any such judgment;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) or (g) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all fees and other amounts owing under this Agreement shall immediately become due and payable, and the obligation of the Borrower to cash collateralize the LC Exposure as provided in clause (iii) below shall automatically become effective, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon such Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all fees and other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable and (iii) require that the Borrower provide cash collateral as required in Section 2.05(j). Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders (A) all payments received on account of the Borrower Obligations shall, subject to Section 2.22, be applied by the Administrative Agent as follows (i) first, to payment of that portion of the Borrower Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 11.5 and amounts pursuant to Section 2.11(c) payable to the Administrative Agent in its capacity as such); (ii) second, to payment of that portion of the Borrower Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 11.5) arising under this Agreement, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them; (iii) third, to payment of that portion of the Borrower Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them; (iv) fourth, (x) to payment of that portion of the Borrower Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements and (y) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.05 or 2.22, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iv) payable to them; provided that (1) any such amounts applied pursuant to subclause (y) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Borrower Obligations in respect of Letters of Credit, (2) subject to Section 2.05 or 2.22, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (3) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Borrower Obligations, if any, in the order set forth in this Section; fifth, to the payment in full of all other Borrower Obligations, in each case ratably among the Administrative Agent, the Lenders and the Issuing Banks based upon the respective aggregate amounts of all such Borrower Obligations owing to them in accordance with the respective amounts thereof then due and payable; and finally, the balance, if any, after all Borrower Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law; and (B) if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Borrower Obligations, if any, in the order set forth above.

SECTION 9.     THE ADMINISTRATIVE AGENT

9.1           Appointment. Each Lender and each Issuing Bank hereby irrevocably designates and appoints JPMorgan Chase Bank as the agent of such Lender under this Agreement, and each such Lender and Issuing Bank irrevocably authorizes JPMorgan Chase Bank, as the Administrative Agent for such Lender or Issuing Bank, as applicable, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or Issuing Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

9.2           Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

9.3           Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders or Issuing Banks for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender or Issuing Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

9.4           Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, or all Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the obligations owing by the Borrower hereunder.

9.5           Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, an Issuing Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders and the Issuing Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6           Non-Reliance on Administrative Agent and Other Lenders. Each Lender and Issuing Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender or Issuing Bank. Each Lender and Issuing Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender or Issuing Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans and enter into this Agreement. Each Lender and Issuing Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender or Issuing Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders and the Issuing Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender or Issuing Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7           Indemnification. The Lenders and Issuing Banks agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the amounts owing hereunder) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that (a) no Lender or Issuing Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent and (b) in the event that the Administrative Agent is reimbursed by the Borrower for any amount paid to it by the Lenders and the Issuing Banks pursuant to this Section 9.7, the amount of such reimbursement shall in turn be paid over to the Lenders and Issuing Banks on a ratable basis. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

9.8           Administrative Agent in Its Individual Capacity. Each of the Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans, Letter of Credit Commitments, Letters of Credit and Commitments made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

9.9           Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders and Issuing Banks, which successor administrative agent shall be subject to the approval of the Borrower (which approval shall not be unreasonably withheld, conditioned or delayed). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent shall have given notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and Issuing Banks, appoint a successor Administrative Agent from among the Lenders, which successor administrative agent shall be subject to the approval of the Borrower (which approval shall not be unreasonably withheld, conditioned or delayed). Upon the acceptance of any appointment as Administrative Agent hereunder by a permitted successor, such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the obligations owing hereunder. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

9.10         Syndication and Documentation Agents. The Syndication Agents and the Documentation Agents shall not have any duties or responsibilities hereunder in its capacity as such.

9.11         Certain ERISA Matters. (a)  Each Lender and Issuing Bank (x) represents and warrants, as of the date such Person became a Lender or Issuing Bank party hereto, and (y) covenants, from the date such Person became a Lender or Issuing Bank party hereto to the date such Person ceases being a Lender or Issuing Bank party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)            such Lender or Issuing Bank is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii)          (A) such Lender or Issuing Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender or Issuing Bank to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s or Issuing Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender or Issuing Bank.

(b)           In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or Issuing Bank or such Lender or Issuing Bank has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender or Issuing Bank further (x) represents and warrants, as of the date such Person became a Lender party hereto and (y) covenants, from the date such Person became a Lender or Issuing Bank party hereto to the date such Person ceases being a Lender or Issuing Bank party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender or Issuing Bank (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement or any documents related to hereto or thereto).

(c)           The Administrative Agent hereby informs the Lenders and the Issuing Banks that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

9.12         Acknowledgements of Lenders and Issuing Banks.

(a)           Each Lender and each Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing Bank under this Section 9.12 shall be conclusive, absent manifest error.

(b)           Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)            The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Borrower Obligations owed by the Borrower, except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making a payment on any such Borrower Obligation.

(d)            Each party’s obligations under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or any Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Borrower Obligations under this Agreement.

SECTION 10.     [Reserved]

SECTION 11.     MISCELLANEOUS

11.1         Amendments and Waivers. Subject to Section 2.14(b)~~, (c)~~  and (d), neither this Agreement nor any terms hereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Required Lenders may, or, upon receipt of written consent of the Required Lenders to all terms thereof, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or LC Disbursement, or reduce the stated rate of any interest or fee or LC Disbursement payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Revolving Credit Commitment, in each case without the consent of each Lender directly affected thereby, (ii) amend, modify or waive any provision of this Section 11.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, in each case without the written consent of all the Lenders, (iii) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent, (iv) change the payment waterfall provisions of Section 2.22 or Section 8 without the written consent of each Lender or (v) except in connection with the establishment of any new tranche of Commitments or Loans hereunder, change Sections 2.15(a) and 11.12(a) in a manner that would alter the pro rata distribution or sharing of payments, or the funding of Loans, required thereby, without the written consent of each Lender adversely affected thereby; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Banks hereunder without the prior written consent of the Administrative Agent or the Issuing Banks; and provided further that no such agreement shall amend or modify the provisions of Section 2.05 without the prior written consent of the Administrative Agent and the Issuing Banks. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Issuing Banks, the Administrative Agent and all future holders of the obligations owing hereunder. In the case of any waiver, the Borrower, the Lenders, the Issuing Banks and the Administrative Agent shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary in the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency, it being agreed the Administrative Agent shall provide the Lenders at least five Business Days’ prior written notice of such amendment, and any such amendment shall be deemed approved by the Lenders unless the Administrative Agent shall have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

11.2            Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, the Administrative Agent and as notified by each Lender or Issuing Bank to the Administrative Agent in the case of the Lenders or Issuing Banks, as applicable, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the obligations owing hereunder:

The Borrower:

KYNDRYL HOLDINGS, INC.

One Vanderbilt Avenue, 15th Floor

New York, New York 10017

Attention: ~~Ron Jedlicka~~Gustavo Bahury Mesquita, Assistant Treasurer

Email: ~~ron.jedlicka1~~     Gustavo.Bahury.Mesquita@kyndryl.com

The Administrative Agent:

JPMORGAN CHASE BANK, N.A.

500 Stanton Christiana Rd.

NCC5/1st Floor

Newark, Delaware, 19713

Attention: Suzanna Gallagher

Loan & Agency Services Group

Phone: N/A

Fax: (302) 634-4250

E-mail: suzanna.l.gallagher@jpmchase.com

provided that any notice, request or demand to or upon the Administrative Agent, the Issuing Banks or the Lenders pursuant to Section 2.2, 2.3, 2.5, 2.6, 2.8 or 2.13 shall not be effective until received.

11.3         No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Issuing Bank or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4         Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and issuance of any Letters of Credit hereunder.

11.5         Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of a single counsel to the Administrative Agent, (b) to pay or reimburse all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (c) to pay or reimburse each Lender, each Issuing Bank and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and any such other documents, including, without limitation, the reasonable fees and disbursements of separate counsel to the Administrative Agent and to each Lender, (d) to pay, indemnify, and hold each Lender, each Issuing Bank and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents, and (e) to pay, indemnify, and hold each Lender, each Syndication Agent, each Documentation Agent, each Issuing Bank, each Joint Lead Arranger, the Administrative Agent and their respective directors, officers, employees and agents (each, an “indemnified person”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including reasonable fees and disbursements of counsel, incurred by or asserted against such indemnified person which arise out of or in connection with any claim, litigation or proceeding relating to this Agreement or any such other documents or agreement or instrument contemplated hereby, or any Loan or Letter of Credit or any actual or proposed use of proceeds of any Loan (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or any of the Transactions, regardless of whether such claim, litigation, investigation or proceeding is brought by the Borrower (all the foregoing in this clause (d) collectively, the “indemnified liabilities”); provided, that the Borrower shall not have any obligation hereunder to any indemnified person with respect to indemnified liabilities arising from (x) the gross negligence or willful misconduct of such indemnified person, its affiliates or the directors, officers, employees and agents of such indemnified person, acting as such, in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction or (y) a material breach by such indemnified person, its affiliates or the directors, officers, employees and agents of such indemnified person, acting as such, of its or their obligations under this Agreement, in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction and provided further, that nothing contained in this Section 11.5 (other than Section 11.5(d)) shall require the Borrower to pay any taxes of any indemnified person or any Transferee or any indemnity with respect thereto. No indemnified person or the Borrower shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons. No indemnified person shall be liable for any special, indirect, consequential or punitive damages in connection with this Agreement; provided, that nothing in this sentence shall relieve the Borrower of any obligation it may have to indemnify an indemnified person, as provided in this paragraph, against any special, indirect, consequential or punitive damages asserted against such indemnified person by a third party and the foregoing waivers shall be in addition to the Borrower’s indemnification obligations under this Agreement. The agreements in this Section 11.5 shall survive repayment of the Loans and the payment of all other amounts payable hereunder.

11.6         Participations. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (other than the Borrower, an Affiliate of the Borrower or a natural person) (each, a “Participant”) participating interests in any Loan owing to such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such obligation owing to it hereunder for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that, while an Event of Default shall have occurred and be continuing, if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.12 as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 2.19 with respect to its participation in the Revolving Credit Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.18, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

11.7         [Reserved].

11.8         Assignments. (a)  any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any affiliate of such Lender or, with the consent of the Borrower, the Administrative Agent and each Issuing Bank (which consent in each case shall not be unreasonably withheld or delayed, and, in the case of the Borrower, shall be deemed to have been given unless the Borrower shall object to such assignment by written notice to the Administrative Agent within ten Business Days after having received notice thereof), to any other Lender or to an additional bank, financial institution or other entity other than the Borrower, an Affiliate of the Borrower or a natural person (each, a “Purchasing Lender”) all or any part of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) pursuant to an Assignment and Assumption, substantially in the form of Exhibit B, executed by such Purchasing Lender and such assigning Lender (and, in the case of a Purchasing Lender that is not an affiliate of the relevant assigning Lender, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided, that except in the case of an assignment of all of a Lender’s rights and obligations under this Agreement, the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than $10,000,000 or such lesser amount as may be consented to by the Borrower and the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Assumption, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

(b)           Upon its receipt of an Assignment and Assumption executed by an assigning Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not an affiliate of the relevant assigning Lender, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which shall not be payable by the Borrower), the Administrative Agent shall (i) promptly accept such Assignment and Assumption and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

11.9         The Register; Disclosure; Pledges to Federal Reserve Banks. (a)  The Administrative Agent shall, acting for this purpose as a non-fiduciary agent of the Borrower, maintain at its address referred to in Section 11.2 a copy of each Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, the Revolving Credit Commitments of the Lenders, and the principal amount (and stated interest) of the Loans and LC Disbursements owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan and LC Disbursements recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

(b)           The Borrower authorizes each Lender to disclose to any Participant, or Purchasing Lender (each, a “Transferee”) and any prospective Transferee, subject to the provisions of Section 11.20 (whether or not, in the case of any Person that is a prospective Transferee, such Person in fact becomes a Transferee), any and all financial information in such Lender’s possession concerning the Borrower and its respective affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender’s credit evaluation of the Borrower and its respective affiliates prior to becoming a party to this Agreement.

(c)            Notwithstanding anything to the contrary herein, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that in the case of any such pledge or assignment to a central bank, the Borrower will not be responsible for the payment of any fees, expenses, duties, imposts, taxes or other amounts in connection therewith; provided, further that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit C, evidencing the Loans owing to such Lender.

11.10       [Reserved].

11.11       Replacement of Lenders under Certain Circumstances. the Borrower shall be permitted to replace any Lender which (a) requests reimbursement pursuant to Section 2.17 or 2.18, (b) is affected in the manner described in Section 2.16 and as a result thereof any of the actions described in said Section is required to be taken, (c) becomes a Defaulting Lender or (d) fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof that requires the unanimous approval of all of the Lenders, the approval of all of the Lenders affected thereby or the approval of a class of Lenders, in each case in accordance with the terms of Section 11.1, so long as the consent of the Required Lenders shall have been obtained with respect to such amendment, modification, termination, waiver or consent, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans, LC Disbursements and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 2.19 if any ~~Eurodollar~~Term SOFR Loan or EURIBOR Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent and the Issuing Banks, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.8 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.17 or 2.18, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

11.12       Adjustments; Set-off. (a)  If any Lender (a “benefitted Lender”) shall at any time receive any payment of all or part of its Loans or LC Disbursements, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f) or (g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans or LC Disbursements that are then due and payable, or interest thereon, such benefitted Lender shall purchase at par for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan or LC Disbursement, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)           In addition to any rights and remedies of the Lenders and Issuing Banks provided by law, each Lender and Issuing Bank shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or Issuing Bank or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender and Issuing Bank agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender or Issuing Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

11.13       Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by email or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

11.14       Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.15       Integration; Electronic Signatures.

(a)           This Agreement represents the agreement of the Borrower, the Administrative Agent, the Issuing Banks and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein.

(b)           Delivery of an executed counterpart of a signature page of (i) this Agreement, and/or (ii) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 11.2), certificate, request, statement, disclosure or authorization related to this Agreement and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (1) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic ~~s~~Signature and (2) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (a) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (b) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (c) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (d) waives any claim against any Lender Party or any Lender Party’s directors, officers, employees, agents and advisors for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

11.16       GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11.17       Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof, or, to the extent such courts lack subject matter jurisdiction, the ~~C~~courts of the State of New York, in each case located in the County of New York;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address referred to in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

11.18       Acknowledgements. The Borrower hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

(b)           neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

11.19       WAIVERS OF JURY TRIAL. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.

11.20       Confidentiality. Each Lender agrees to keep confidential any written or oral information (a) provided to it by or on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee or prospective Transferee or any swap counterparty so long as delivery of such information is made subject to the requirement that such information be kept confidential in the manner contemplated by this Section 11.20, (iii) to its employees or affiliates involved in the administration of this Agreement, directors, agents, attorneys, accountants and other professional advisors (each of which shall be instructed to hold the same in confidence), (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, (vii) in connection with the exercise of any remedy hereunder, (viii) to any credit insurance provider relating to the Borrower and its obligations or any rating agency when required by it, provided that, prior to any disclosure, such credit insurance provider or rating agency shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower received by it, (ix) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, provided that, prior to any disclosure, the CUSIP Service Bureau or such similar agency shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower received by it, or (x) if the Borrower has consented to such disclosure in writing in its sole discretion. It is understood and agreed that the Borrower, its Subsidiaries and their respective affiliates may rely upon this Section 11.20 for any purpose, including without limitation to comply with Regulation FD promulgated by the SEC.

11.21       Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future permitted holders of the obligations hereunder and their respective successors and permitted assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

11.22       Incremental Revolving Credit Commitments. (a)  The Borrower and any one or more Lenders (including New Lenders) may from time to time agree that such Lenders shall provide incremental Revolving Credit Commitments by executing and delivering to the Administrative Agent one or more Incremental Commitment Supplements or, in the case of New Lenders, New Lender Supplements.

(b)           Any additional bank, financial institution or other entity which is not already a Lender, with the consent of the Borrower and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld), can elect to become a party to this Agreement and obtain a Revolving Credit Commitment; such party shall execute a New Lender Supplement (each, a “New Lender Supplement”) with the Borrower and the Administrative Agent, substantially in the form of Exhibit D, whereupon such bank, financial institution or other entity (herein called a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

(c)           Any Lender (other than any New Lender) which agrees to provide an incremental Revolving Credit Commitment pursuant to this Section 11.22 shall execute an Incremental Commitment Supplement (each, an “Incremental Commitment Supplement”) with the Borrower and the Administrative Agent, substantially in the form of Exhibit E, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the incremental Revolving Credit Commitment specified therein, and Schedule 1.1 shall be deemed to be amended to reflect such incremental Revolving Credit Commitment.

(d)           If, on the date upon which any Lender (including any New Lender) provides an incremental Revolving Credit Commitment pursuant to this Section 11.22, there is an unpaid principal amount of Loans, the Borrower shall borrow Loans from such Lender in an amount determined by reference to the amount of each Type of Loan (and, in the case of ~~Eurodollar~~Term SOFR Loans or EURIBOR Loans, of each ~~Eurodollar~~Term SOFR Tranche or EURIBOR Tranche, respectively) which would then have been outstanding from such Lender if (i) each such Type or ~~Eurodollar~~Term SOFR Tranche had been borrowed on the date such Lender’s incremental Revolving Credit Commitment was provided, in each case after giving effect thereto and (ii) the aggregate amount of each such Type or ~~Eurodollar~~Term SOFR Tranche or EURIBOR Tranche requested to be so borrowed had been increased to the extent necessary to give effect, with respect to such Lender, to the borrowing allocation provisions of Section 2.2. Any ~~Eurodollar~~Term SOFR Loan or EURIBOR Loan borrowed pursuant to the preceding sentence shall bear interest at a rate equal to the respective interest rates then applicable to the ~~Eurodollar~~Term SOFR Loans or EURIBOR Loans, as applicable, of the other Lenders in the same ~~Eurodollar~~Term SOFR Tranche or EURIBOR Tranche, as applicable.

(e)            Notwithstanding anything to the contrary in this Section 11.22, (i) the aggregate amount of incremental Revolving Credit Commitments provided pursuant to this Section 11.22 shall not exceed $350,000,000 and (ii) no Lender shall have any obligation to provide an incremental Revolving Credit Commitment unless it agrees to do so in its sole discretion.

11.23       USA PATRIOT Act. Each Lender and Issuing Bank hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

11.24       No Fiduciary Duty, etc. (a) The Borrower acknowledges and agrees that (i) no fiduciary, advisory or agency relationship between the Borrower and the Lender Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Lender Parties have advised or are advising the Borrower on other matters, and the Borrower waives, to the fullest extent permitted by law, any claims it may have against the Lender Parties for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement, and agrees that the Lender Parties will have no liability (whether direct or indirect) to the Borrower in respect of such a fiduciary duty claim in respect of any of the transactions contemplated by this Agreement, (ii) the Lender Parties, on the one hand, and the Borrower, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor does the Borrower rely on, any fiduciary duty to the Borrower or its affiliates on the part of the Lender Parties, (iii) the Borrower is capable of evaluating and understanding, and it understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, (iv) the Borrower has been advised that the Lender Parties are engaged in a broad range of transactions that may involve interests that differ from the Borrower’s interests and that the Lender Parties have no obligation to disclose such interests and transactions to the Borrower, (v) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (vi) each Lender Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any of its affiliates or any other Person or entity and (vii) none of the Lender Parties has any obligation to the Borrower or its affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein or in any other express writing executed and delivered by such Lender Party and the Borrower or any such affiliate.

(b)           None of the Lender Parties shall have or be deemed to have a fiduciary relationship with any other Lender Party. The Lender Parties are not partners or co-venturers, and no Lender Party shall be liable for the acts or omissions of, or (except as otherwise set forth herein in the case of the Administrative Agent) authorized to act for, any other Lender Party.

11.25       Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[Signature Pages Intentionally Omitted]